                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                          Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                            IVIVI TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[ ] Fee computer on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

          ------------------------------------------------------------------

       2) Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ------------------------------------------------------------------

       4) Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------------

       5) Total fee paid:

          ------------------------------------------------------------------


[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

          ------------------------------------------------------------------

       2) Form, Schedule or Registration Statement No.:

          ------------------------------------------------------------------

       3) Filing Party:

          ------------------------------------------------------------------


       4) Date Filed:

          ------------------------------------------------------------------

                            IVIVI TECHNOLOGIES, INC.
                             135 CHESTNUT RIDGE ROAD
                               MONTVALE, NJ 07645

Notice of Annual Meeting
of Shareholders to be held
March 31, 2009 at 10:00 a.m.
at the offices of Lowenstein Sandler P.C.
1251 Avenue of the Americas, 18th Floor
New York, New York 10020

                                                     March ___, 2009

Dear Shareholder:

         On behalf of the Board of Directors and management of Ivivi Technologies, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders of the Company to be held on Tuesday, March 31, 2009, at 10:00 a.m., at the offices of the Company's counsel, Lowenstein Sandler P.C., located at 1251 Avenue of the Americas, 18th Floor, New York, New York 10020.

         The Notice of Annual Meeting of Shareholders and the Proxy Statement accompanying this letter describe the specific matters to be acted upon.

         In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

         It is important that your shares be represented at the meeting. If you do not expect to attend in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy.

         Thank you for your continued interest in Ivivi Technologies, Inc.



                                       Sincerely,


                                       /s/ Steven M. Gluckstern
                                       ---------------------------------------
                                       Steven M. Gluckstern
                                       Chairman, President and Chief
                                       Executive Officer

                            IVIVI TECHNOLOGIES, INC.
                             135 CHESTNUT RIDGE ROAD
                               MONTVALE, NJ 07645

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 31, 2009

To the Shareholders of Ivivi Technologies, Inc.:

         Notice is hereby given that the Annual Meeting (the "Annual Meeting") of Shareholders of Ivivi Technologies, Inc. (the "Company") will be held at the offices of the Company's counsel, Lowenstein Sandler P.C., located at 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, on Tuesday, March 31, 2009, at 10:00 a.m., and thereafter as it may be postponed or adjourned from time to time, for the following purposes:

         1. To elect seven (7) directors, the names of whom are set forth on the accompanying proxy statement, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

         2. To approve the adoption of the Ivivi Technologies, Inc. 2009 Equity Incentive Plan.

         3. To approve, for purposes of certain Marketplace Rules of the Nasdaq Stock Market, the issuance of shares of our common stock in certain events under the terms of a convertible note and warrants that may be issued in connection with a proposed financing, as described in this proxy statement.

         4. To ratify the appointment of Raich Ende Malter & Co. LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2009.

         5. To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

         Only shareholders of the Company of record at the close of business on February 24, 2009, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE VOTE, SIGN, DATE AND RETURN IN THE SELF-ADDRESSED ENVELOPE PROVIDED THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.
                                            By order of the Board of Directors,

                                            /s/ Andre' A. DiMino
                                            --------------------
                                            Andre' A. DiMino
                                            Secretary
Dated: March __, 2009

                            IVIVI TECHNOLOGIES, INC.
                             135 CHESTNUT RIDGE ROAD
                               MONTVALE, NJ 07645
                         -------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 31, 2009
                         -------------------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ivivi Technologies, Inc., a New Jersey corporation, to be used at our Annual Meeting of Shareholders to be held at the offices of our counsel, Lowenstein Sandler P.C., located at 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, on Tuesday, March 31, 2009, at 10:00 a.m., and any adjournments or postponements thereof.

         On or about March __, 2009, our Annual Report for the fiscal year ended March 31, 2008, including financial statements, this proxy statement and the accompanying form of proxy card are being mailed to shareholders of record as of the close of business on February 24, 2009.

         IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 31, 2009. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD AND OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2008, INCLUDING FINANCIAL STATEMENTS, ARE AVAILABLE AT OUR WEB SITE AT HTTP://MATERIALS.PROXYVOTE.COM/46589F. Under new rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

PURPOSE OF THE ANNUAL MEETING

         The purposes of the annual meeting are (i) to elect seven directors;
(ii) to approve the adoption of our 2009 Equity Incentive Plan; (iii) to approve, for purposes of Marketplace Rules 4350(i)(1)(A), 4350(i)(1)(B) and 4350(i)(1)(D)(ii) (collectively, the "Stockholder Approval Rules") of the Nasdaq Stock Market ("Nasdaq"), the issuance of shares of our common stock in certain events under the terms of a convertible note and warrants that may be issued in connection with a proposed financing (the "Proposed Financing"), as described in this proxy statement; (iv) to ratify the appointment of Raich Ende Malter & Co. LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009; and (v) to transact such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. In addition to the foregoing, there will be a report on our progress and an opportunity for questions of general interest to the shareholders.

RECORD DATE AND OUTSTANDING SHARES

         Our Board of Directors has fixed the close of business on February 24, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only shareholders of record at the close of business on the record date will be entitled to vote at the annual meeting or any and all adjournments or postponements thereof. As of the record date, we had issued and outstanding 10,116,930 shares of our common stock. Our common stock comprises all of our issued and outstanding voting stock.

         At least ten (10) days before the annual meeting, we will make a complete list of the shareholders entitled to vote at the meeting open to the examination of any of our shareholders for any purpose germane to the annual meeting. The list will be available for inspection during ordinary business hours at our offices at 135 Chestnut Ridge Road, Montvale, NJ 07645, and will be made available to shareholders present at the annual meeting.

VOTING AT THE ANNUAL MEETING

         Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to a vote of our shareholders. Cumulative voting by shareholders is not permitted.

         The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker "non-votes" (as defined below) are counted as present and entitled to vote for purposes of determining a quorum.

         If you hold your shares of common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock that it holds for you in accordance with your instructions. However, if the broker, bank or representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. A broker "non-vote" on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner.

         For the election of directors, a plurality of the votes cast is required. Since the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected. If no voting direction is indicated on the proxy cards, the shares will be considered votes for the nominees. In accordance with New Jersey law, shareholders entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Abstentions and broker "non-votes" are not considered for the purpose of the election of directors.

         For the approval of the adoption of the 2009 Equity Incentive Plan, the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting and entitled to vote on such proposal is required. Abstentions and broker non-votes will not affect the results.

         For the approval of the issuance of shares of our common stock under certain circumstances upon conversion of our convertible note and exercise of the warrants issued in the Financing in accordance with the Stockholder Approval Rules of the Nasdaq, the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting and entitled to vote on such proposal is required. Abstentions and broker non-votes will not affect the results.

         For the ratification of the appointment of Raich Ende Malter & Co. LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009, the affirmative vote of a majority of the votes cast present in person or by proxy at the annual meeting and entitled to vote on such proposal is required. Abstentions and broker non-votes will not affect the results.

         As of the record date, our executive officers, directors and largest shareholder, ADM Tronics Unlimited, Inc. had the power to vote approximately 49.3% of our outstanding common stock (excluding shares underlying options or warrants currently held by such persons). Such shareholders are expected to vote in favor of each of the above proposals at the annual meeting.

         Holders of shares of our common stock will not have any rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the annual meeting.

VOTING OF PROXIES

         You may vote your shares by signing the enclosed proxy or voting instruction card and returning it in a timely manner. Please mark the appropriate boxes on the card and sign, date and return the card promptly. A postage-paid return envelope is enclosed for your convenience.

         Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of our nominees as a director; (ii) FOR the adoption of 2009 Equity Incentive Plan; (iii) FOR the approval, for purposes of the Stockholder Approval Rules of Nasdaq, of the issuance of shares of our common stock in certain events under the terms of a convertible note and warrants that may be issued in connection with the Proposed Financing, as described in this proxy statement; (iv) FOR the ratification of the appointment of Raich Ende Malter & Co. LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009; and (v) with respect to any other matters that may properly come before the annual meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the annual meeting.

REVOCATION OF PROXIES

         Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the annual meeting or at the annual meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

         o by writing a letter delivered to Andre' DiMino, our Secretary, stating that the proxy is revoked;

         o        by submitting another proxy with a later date; or

         o        by attending the annual meeting and voting in person.

         Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the annual meeting, the shareholder must bring to the annual meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

SOLICITATION

         The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by us. Certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

         EXECUTION OF THE ACCOMPANYING PROXY CARD WILL NOT AFFECT A SHAREHOLDER'S RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT BY GIVING WRITTEN NOTICE OF REVOCATION TO OUR SECRETARY AT ANY TIME BEFORE THE PROXY IS VOTED OR BY ATTENDANCE AT THE ANNUAL MEETING AND ELECTING TO VOTE IN PERSON.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Seven (7) directors will be elected at the annual meeting to hold office until the next annual meeting and until their successors have been duly elected and qualified. The seven (7) nominees for election as directors to serve until our next annual meeting of shareholders and until their successors have been duly elected and qualified are Steven M. Gluckstern, Andre' A. DiMino, David Saloff, Kenneth S. Abramowitz, Pamela J. Newman, Ph.D., Jeffrey A. Tischler and Anita Howe Waxman. Six of the nominees named in this proxy statement are members of our current Board of Directors. All nominees have consented to serve if elected and we have no reason to believe that any of the nominees named will be unable to serve. If any nominee becomes unable to serve,
(i) the shares represented by the designated proxies will be voted for the election of a substitute as our Board of Directors may recommend, (ii) our Board of Directors may reduce the number of directors eliminate the vacancy or (iii) our Board of Directors may fill the vacancy at a later date after selecting an appropriate nominee.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS (ITEM 1 OF THE ENCLOSED PROXY CARD) OF STEVEN M. GLUCKSTERN, ANDRE' A. DIMINO, DAVID SALOFF, KENNETH S. ABRAMOWITZ, PAMELA J. NEWMAN, PH.D., JEFFREY A. TISCHLER AND ANITA HOWE WAXMAN.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES OF THE COMPANY

                                    DIRECTORS

         Set forth below are the names, ages and titles of all of our nominees for directors and the years in which such directors became directors. All directors hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified.

NAME                                           AGE      TITLE                                           DIRECTOR SINCE
Steven M. Gluckstern                           57       Chairman of the Board, President, Chief              2006
                                                        Executive Officer and Director
Andre' A. DiMino                               53       Vice Chairman of the Board, Executive Vice           2004
                                                        President-Manufacturing and Technology,
                                                        Chief Technical Officer, Secretary and
                                                        Director
David Saloff                                   56       Executive Vice President-Sales and                   2004
                                                        Marketing, Chief Business Development
                                                        Officer and Director
Kenneth S. Abramowitz (1)(2)(4)                58       Director                                             2006
Pamela J. Newman, Ph.D. (1)(2)(3)(4)           61       Director                                             2006
Jeffrey A. Tischler (1)(2)(3)(4)               52       Director                                             2006
Anita Howe Waxman (4)(5)                       62       Nominee for Director                                 ---
-----------------------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee
(3) Member of the Nominating and Corporate Governance Committee
(4) This director or director nominee is an independent director within the meaning of Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock
    Market LLC.
(5) Anita Howe Waxman will become a member of our Board of Directors and is expected to serve on certain of our board committees effective as of the date of our annual meeting.

The biographies of each of our directors are set forth below.


        STEVEN M. GLUCKSTERN began to serve as our Chairman of the Board and a director in October 2006 and as our President and Chief Executive Officer in August 2008. Mr. Gluckstern is an active private investor within numerous areas including alternative healthcare and non-traditional healing modalities. From March 2002 until February 2005, Mr. Gluckstern served as CEO of Azimuth Trust Company, LLC, a specialized alternative asset management firm, which he co-founded, offering asset allocation, portfolio construction, manager selection and comprehensive risk management. From 1988 to 1998 and then from 2001 to 2002, Mr. Gluckstern held a range of entrepreneurial, executive and financial positions within Zurich Financial Services including: Member of the Executive Committee of its Group Management Board; CEO of Zurich Global Assets; CEO of the then NYSE-traded Zurich Re (now Converium Holdings); and Chairman of both Zurich Capital Markets (hedge funds and specialty finance) and Zurich Scudder Investments (mutual funds). In 1998, Mr. Gluckstern co-founded Capital Z Partners, an alternative asset management firm that managed over $4 billion in two global funds. In 1988, Mr. Gluckstern and a partner co-founded Centre Reinsurance, the first specialty financial reinsurer which was subsequently acquired by the Zurich Group in 1993. Mr. Gluckstern served as general manager of a unit of the Berkshire Hathaway Insurance Group from December 1985 to December 1986. Prior to this, Mr. Gluckstern served as CFO of Healthco Inc., the then largest distributor of dental products in the world and as an investment banker at Lehman Brothers Kuhn Loeb. An Arjay Miller Scholar and 1982 M.B.A. graduate of the Stanford Graduate School of Business, Mr. Gluckstern also holds degrees from the University of Massachusetts at Amherst and Amherst College, where he currently serves as a member of its Board of Trustees.

        ANDRE' A. DIMINO has served as our Vice Chairman of the Board since October 2006, as our Executive Vice President-Manufacturing and Technology and Chief Technical Officer since August 2008 and as our Secretary and a director since January 2004. Mr. DiMino served as our Co-Chief Executive Officer from October 2006 until August 2008 and as our Chairman of the Board and our Chief Financial Officer from January 2004 until October 2006. Mr. DiMino served as our President from 1989 until December 2003. Mr. DiMino also serves as the President and Chief Financial Officer of ADM Tronics Unlimited, Inc., a publicly traded technology-based developer and manufacturer of a diversified line of products and our largest shareholder, positions he has held since December 2001 after the passing of his father, Dr. Alfonso DiMino - the founder of ADM Tronics. Mr. DiMino served as the Chief Operating Officer and Chief Financial Officer of ADM Tronics from July 1991 to December 2001, and served as the Technical Director of ADM Tronics from January 1982 to June 1991. In addition to his finance and operating responsibilities, Mr. DiMino has been involved in research and product development for us and ADM Tronics. He holds several patents which have been assigned to us or ADM Tronics and has been responsible for the commercialization of medical device products and for regulatory aspects related to our business and the business of ADM Tronics. Mr. DiMino holds a Bachelor of Science degree in engineering and an MBA in Finance both from Fairleigh Dickinson University.

        DAVID SALOFF has served as our Executive Vice President-Sales and Marketing and Chief Business Development Officer since August 2008 and a director since July 2004. Mr. Saloff served as our Co-Chief Executive Officer from October 2006 until August 2008 and as our President from July 2004 until August 2008. Mr. Saloff served as our Chief Executive Officer from July 2004 until he resigned from such position and began to serve as Co-Chief Executive Officer in October 2006. Mr. Saloff has also served as a director of ADM Tronics since December 2001. From September 2003 to December 2003, Mr. Saloff was the President of Palisades Partners, a management consulting company. From November 1999 to September 2003, Mr. Saloff was the President of LifeWaves International, a health and wellness start-up company. In 1992, Mr. Saloff founded Electropharmacology, Inc., and was responsible for the design, development and subsequent FDA clearance of the original device (the MRT) for the adjunctive use in the palliative treatment of post-operative pain and edema in superficial tissue. Prior to starting EPI, Mr. Saloff served as a consultant for DH Blair, Inc. in connection with the start up of Xsirius, Inc., a publicly traded research and development company involved in researching and developing advanced detection systems. In 1991, Mr. Saloff became the Chief Operating Officer of Xsirius, and Executive Vice President and Director of Advanced Photonix, Inc.
(API), which was involved in the design and development of advanced solid state light detection systems as well as the production and marketing of conventional solid state detection components and a subsidiary of Xsirius which commenced trading on the Nasdaq Capital Market (formerly known as the Nasdaq SmallCap Market) in 1992. In 1982, Mr. Saloff joined Akros Manufacturing as President and co-owner, a medical device company, which was sold to Lumex (Cybex) Corp. in 1986. Mr. Saloff earned his Bachelor of Science degree in business from Adelphi University.

        KENNETH S. ABRAMOWITZ began to serve as a director of our company in October 2006. Mr. Abramowitz is a Managing General Partner and a co-founder of NGN Capital, a $250 million worldwide healthcare venture capital fund. In 2003, he joined NGN from The Carlyle Group in New York where he was Managing Director from 2001 to 2003, focusing on U.S. buyout opportunities in the healthcare industry. In July 2003, he transitioned to Senior Advisor at The Carlyle Group in order to devote the time necessary to create a dedicated healthcare fund.

Prior to joining The Carlyle Group, Mr. Abramowitz worked as an Analyst at Sanford C. Bernstein & Co., where he covered the medical-supply, hospital-management and HMO industries for 23 years, after which he was an EGS Securities Healthcare Fund Manager. Mr. Abramowitz has published several notable studies on healthcare service companies, major medical mergers and cardiovascular device innovation. Mr. Abramowitz currently sits on the Board of Directors EKOS Corp., OptiScan Biomedical Corp., Power Medical Inventions, Inc. and Small Bone Innovations LLC, each a privately held medical device company, and Option Care, Inc., a provider of home infusion pharmacy services and specialty pharmacy services that files reports pursuant to the Securities Exchange Act of 1934. Mr. Abramowitz received a B.A. from Columbia University in 1972 and an M.B.A. from Harvard Business School in 1976.

        PAMELA J. NEWMAN, PH.D. began to serve as a director of our company in October 2006. Since 1979, Dr. Newman has served as an international insurance broker, specializing in Fortune 500 clients worldwide, for AON Corporation, a world leader in integrated risk management, insurance and reinsurance brokerage. Before joining AON, Dr. Newman worked for Marsh & McLennan for 12 years and before that she worked for Peat, Marwick, Mitchell & Co. Dr. Newman also serves on the Board of Directors of each of RKO Pictures, an entertainment provider, and Interactive Metronome, Inc., on the Medical Center Advisory Board of the New York Hospital-Cornell Medical Center and on the Board of the Brain Trauma Foundation. Dr. Newman also serves on the Board of Trustees of the Corporate Board of Carnegie Hall and the Associate Committee of The Julliard School and is a Fellow of the Foreign Policy Association. Dr. Newman earned her Bachelor of Arts degree in English, her Masters degree in English and her Doctorate degree in Communications from the University of Michigan.

        JEFFREY A. TISCHLER began to serve as a director of our company in October 2006. Mr. Tischler has served as Chief Operating Officer of WhenTech LLC, a provider of technology, software and information services to the commodity industry, including traders, brokers and various exchanges throughout the world since June 2008. Mr. Tischler served as the Chief Financial Officer of Acies Corporation, a provider of electronic payment processing solutions and a corporation which files reports pursuant to the Securities Exchange Act of 1934, from May 2005 until May 2008, and as Executive Vice President and Chief Financial Officer, Treasurer and a director of Acies Corporation from May 2006 until May 2008. From 2000 to 2005, Mr. Tischler served as Vice President of Asta Funding, Inc., a consumer receivables asset management company, where his responsibilities included involvement in operational and financial functions ranging from strategic planning to strengthening the company's infrastructure. From 1993 to 2000, Mr. Tischler served as Executive Vice President and Chief Financial Officer of LandAmerica Financial Group, Inc., including serving as Executive Vice President and Chief Financial and Administrative Officer of LandAmerica's acquired predecessors, Commonwealth Land Title Insurance Company and Transnation Title Insurance Company. From 1980 to 1993, Mr. Tischler was with Reliance Group Holdings, Inc., where he last held the position of Vice President of Financial Planning and Analysis. A certified public accountant, Mr. Tischler was a senior accountant with KPMG Peat Marwick from 1978 to 1980. Mr. Tischler received an M.B.A. degree in Finance and Accounting from the University of Rochester's Simon School of Business in 1978, and a B.A. in Economics from the University of Rochester in 1977.

        ANITA HOWE WAXMAN will begin to serve as a director of our company effective on the date of our Annual Meeting of Shareholders. Since 1975, Ms. Waxman has served as Chairman of Howe-Lewis International, a management consulting and executive search firm which she co-founded and sold in 1991. Since 2001, Ms. Waxman has been a partner of Waxman Williams Entertainment, LLC, a provider of theatre, film, television, and live event production services, and has received several Tony Awards. Ms. Waxman is a co-founder of each of Diasonics, Inc., a medical imaging company; American Biodyne, a for-profit mental health services company; and International Medical Care, Ltd. (IMC), a company that staffs and operates family practice outpatient clinics and provides emergency room health services throughout the world. In 1993, Ms. Waxman established the Howe-Waxman Family Foundation, which is dedicated to serving the needs of women and children worldwide, with a focus on those challenged with life threatening illnesses and socio-economic limitations.

        One of our current directors, Louis J. Ignarro, Ph.D., is not included on the nominee slate for election at our annual meeting. Dr. Ignarro has elected not to stand for re-election at our annual meeting and his term as a director will expire effective at our annual meeting. See "Security Ownership of Certain Beneficial Owners" for additional information about the ownership of our securities by Dr. Ignarro.

        The terms of office of each executive officer and director expires upon the election of their respective successors. There are no family relationships between any of our executive officers or directors.

                          BOARD AND COMMITTEE MEETINGS

         Our Board of Directors is responsible for the management and direction of our company and for establishing broad corporate policies. Members of our Board of Directors are kept informed of our business through various documents and reports provided by our Chief Executive Officer and other corporate officers, and by participating in Board of Directors and committee meetings. Each director has access to all of our books, records and reports, and members of management are available at all times to answer their questions. Our Board of Directors held five meetings during our fiscal year ended March 31, 2008. All of the directors, other than Dr. Ignarro, attended in person or by telephone at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees on which such member served, that were held during the period in which such director served during our fiscal year ended March 31, 2008. Actions were also taken during such year by the unanimous written consent of the directors. We have adopted a policy of encouraging, but not requiring, members of our Board of Directors to attend annual meetings of shareholders. Six members of our Board of Directors attended our last annual meeting of shareholders that was held in October 2007.

         Our Board of Directors has determined that our current directors, Messrs. Abramowitz, Ignarro and Tischler and Ms. Newman satisfy the independence standards of Nasdaq and the SEC's Rule 10A-3. Our Board of Directors has also determined that Ms. Waxman, who will replace Dr. Ignarro, currently satisfies all such definitions of independence.

COMMITTEES OF THE BOARD OF DIRECTORS

         The standing committees of our Board of Directors include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

         AUDIT COMMITTEE.

         The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports to our Board of Directors any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Audit Committee also reviews and approves all transactions with affiliated parties.

         All members of the Audit Committee are independent directors within the meaning of Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market LLC. Each of Kenneth Abramowitz, Pamela Newman and Jeffrey Tischler began to serve as a member of the Audit Committee and Jeffrey Tischler began to serve as the Chairman of the Audit Committee and our "audit committee financial expert," as such term is defined by the Securities and Exchange Commission, on October 18, 2006. The Audit Committee held four meetings during the fiscal year ended March 31, 2008. Actions were also taken during the fiscal year ended March 31, 2008 by the unanimous written consent of the members of the Audit Committee.

         Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is publicly available on our website at www.ivivitechnologies.com. The Audit Committee's charter sets forth the responsibilities, authority and specific duties of the Audit Committee and is reviewed and reassessed annually. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm and management.

         AUDIT COMMITTEE REPORT

         THE FOLLOWING REPORT OF THE AUDIT COMMITTEE IS NOT TO BE DEEMED "SOLICITING MATERIAL" OR DEEMED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR SUBJECT TO REGULATION 14A OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT SPECIFICALLY REQUESTED BY US OR INCORPORATED BY REFERENCE IN DOCUMENTS OTHERWISE FILED.

         The Audit Committee has reviewed our audited financial statements for the year ended March 31, 2008 with management and Raich Ende Malter & Co. LLP, our independent registered public accounting firm.

         The Audit Committee has discussed and reviewed with Raich Ende Malter & Co. LLP all the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). It has also received the written disclosures and the letter from Raich Ende Malter & Co. LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding Raich Ende Malter & Co. LLP's communications with the Audit Committee concerning independence and has discussed with Raich Ende Malter & Co. LLP their independence.

         Based on this review and discussions, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, for filing with the Securities and Exchange Commission.

         AUDIT COMMITTEE
         Kenneth Abramowitz
         Pamela Newman
         Jeffrey Tischler

         COMPENSATION COMMITTEE.

         The Compensation Committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs. The Compensation Committee reviews the compensation of our President and Chief Executive Officer, and makes recommendations in that regard to the Board of Directors as a whole. The Compensation Committee also makes recommendations to the Board of Directors with respect to director and non-Chief Executive Officer compensation, incentive compensation plans and equity-based plans. All members of the Compensation Committee are independent directors within the meaning of Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market LLC. Each of Kenneth Abramowitz, Pamela Newman and Jeffrey Tischler began to serve as a member of the Compensation Committee on October 18, 2006. The Compensation Committee held no meetings during our fiscal year ended March 31, 2008 since we did not approve salary increases and bonuses for our fiscal year ended March 31, 2008 until after the end of such fiscal year. Actions were also taken during the fiscal year ended March 31, 2008 by the unanimous written consent of the members of the Compensation Committee.

         Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is publicly available on our website at www.ivivitechnologies.com. The Compensation Committee's charter sets forth the responsibilities, authority and specific duties of the Compensation Committee and is reviewed and reassessed annually. The charter specifies that the Compensation Committee has overall responsibility for evaluating and approving the director and officer compensation plans and policies and programs of our company. The Compensation Committee annually reviews and recommends to the Board of Directors the following items with respect to our executive officers: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits, in each case subject to the terms of any existing applicable employment agreement terms. The Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate. The Compensation Committee may also engage such compensation consultants and counsel as it deems necessary or desirable from time to time to discharge its functions. In July 2008, the Compensation Committee engaged Compensation Resources, Inc. to advise the Compensation Committee on reasonable and appropriate levels of compensation and awards for our management team. At the discretion of the Compensation Committee, our President and Chief Executive Officer may be permitted to be present during voting or deliberations relating to compensation unrelated to the President and Chief Executive Officer.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.

         The Nominating and Corporate Governance Committee meets to recommend the nomination of directors to the full Board of Directors to fill the terms for the upcoming year or to fill vacancies during a term. All members of the Nominating and Corporate Governance Committee are independent directors within the meaning of Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market LLC. Each of Pamela Newman, Louis Ignarro and Jeffrey Tischler began to serve as a member of the Nominating and Corporate Governance Committee on October 18, 2006. Since Dr. Ignarro is not standing for reelection at our annual meeting, we expect that following our annual meeting, Ms. Waxman will be appointed to fill the vacancy created thereby. The Nominating and Corporate Governance Committee did not hold any meetings during our fiscal year ended March 31, 2008. Actions were taken during the fiscal year ended March 31, 2008 by the unanimous written consent of the members of the Nominating and Corporate Governance Committee.

         The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is publicly available on our website at www.ivivitechnologies.com. The Nominating and Corporate Governance Committee's charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by shareholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board of Directors, and the Nominating and Corporate Governance Committee has adopted procedures addressing the foregoing.

         PROCEDURES FOR CONSIDERING NOMINATIONS MADE BY SHAREHOLDERS.

         The Nominating and Corporate Governance Committee will consider recommendations for nominations from shareholders if submitted in a timely manner in accordance with the procedures established in our bylaws and will apply the same criteria to all persons being considered. Nominations must be delivered to our Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. The nomination notice must set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on our books, and the name and address of such beneficial owner, (2) the class and number of shares of common stock which are owned beneficially and of record by such shareholder and such beneficial owner and (3) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees.

         QUALIFICATIONS.

         It is the policy of the Nominating and Corporate Governance Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the shareholders.

         IDENTIFICATION AND EVALUATION OF CANDIDATES FOR THE BOARD OF DIRECTORS.

         Candidates to serve on our Board of Directors will be identified from all available sources, including recommendations made by shareholders. The Nominating and Corporate Governance Committee has a policy that there will be no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees recommended by shareholders and nominees recommended by the committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on our Board of Directors. The evaluation process for individuals other than existing members of our Board of Directors will include:

         o a review of the information provided to the Nominating and Corporate Governance Committee by the proponent;

         o a review of reference letters from at least two sources determined to be reputable by the Nominating and Corporate Governance Committee; and

         o a personal interview of the candidate, together with a review of such other information as the Nominating and Corporate Governance Committee shall determine to be relevant.

         THIRD PARTY RECOMMENDATIONS. We will not pay a fee to any third-party to identify or evaluate nominees. In connection with our annual meeting, we did not receive any nominations from any shareholder or group of shareholders that owned more than 5% of our common stock for at least one year or any other third-party source.

BOARD OBSERVER

        We have agreed, for a period of at least three years following the consummation of our initial public offering, to engage a designee of Maxim Group LLC, one of the lead managing underwriters of our initial public offering, as an observer to our Board of Directors, where the observer shall attend meetings of our Board of Directors and receive all notices and other correspondence and communications sent by us to members of our Board of Directors. In addition, the observer is entitled to reimbursement for all costs incurred by it in attending any meetings of our Board of Directors.


PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS

         Our Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board of Directors. Any such communication should be addressed to our Secretary and should be sent to such individual c/o 135 Chestnut Ridge Road, Montvale, NJ 07645. Any such communication must state, in a conspicuous manner, that it is intended for distribution to our entire Board of Directors. Under the procedures established by our Board of Directors, upon our Secretary's receipt of such a communication, our Secretary will send a copy of such communication to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

CODE OF ETHICS

         We have a code of ethics that applies to our President and Chief Executive Officer, Chief Financial Officer and Controller and other persons who perform similar functions. A copy of our code of ethics can be found on our website at www.ivivitechnologies.com. Our code of ethics is intended to be a codification of the business and ethical principles that guide it, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code.

                               EXECUTIVE OFFICERS

         Set forth below are the names, ages and titles of all of our executive officers as of February 24, 2009, and the years in which such executive officers became our executive officers. All executive officers serve at the discretion of the Board of Directors with no fixed term.

                                                                                                        EXECUTIVE
NAME                                 AGE        TITLE                                                 OFFICER SINCE

Steven M. Gluckstern                  57        Chairman, President and Chief Executive Officer           2008
Andre' A. DiMino                      53        Vice Chairman of the Board and Executive Vice             2004
                                                President-Manufacturing and Technology, Chief
                                                Technology Officer and Secretary
David Saloff                          56        Executive Vice President-Sales and Marketing and          2004
                                                Chief Business Development Officer
Alan V. Gallantar                     51        Senior Vice President and Chief Financial Officer         2006


         STEVEN M. GLUCKSTERN. See Mr. Gluckstern's biographical information on page 4 of this proxy statement.

         ANDRE' A. DIMINO. See Mr. DiMino's biographical information on page 5 of this proxy statement.

         DAVID SALOFF. See Mr. Saloff's biographical information on page 5 of this proxy statement.

        ALAN V. GALLANTAR, CPA began to serve as our Chief Financial Officer in October 2006. From April 2004 until October 2006, Mr. Gallantar served as an executive consultant to a variety of clients, providing management consulting and chief financial officer services. From October 1999 until April 2004, Mr. Gallantar served as Chief Financial Officer of Advanced Viral Research Corp., a publicly traded corporation. Mr. Gallantar served as Treasurer and Controller of AMBI, Inc. (currently Nutrition 21, Inc.), a nutraceutical company, from 1998 to 1999, and as Senior Vice President and Chief Financial Officer of Bradley Pharmaceuticals, Inc., a pharmaceutical manufacturer, from 1992 to 1997. Mr. Gallantar also served in senior financial positions at PaineWebber Incorporated (currently UBS), Chase Bank (currently JPMorgan Chase), Phillip Morris, Inc. (currently Altria Group) and Deloitte & Touche LLP. Mr. Gallantar is a Certified Public Accountant and received a B.A. in accounting from Queens College in 1979.

KEY EMPLOYEES AND CONSULTANTS

Set forth below is information concerning our key employees and consultants.

NAME                                    AGE             POSITION

Arthur A. Pilla, Ph. D.                 73              Science Director
Sean D. Hagberg, Ph. D.                 50              Chief Science Officer

        ARTHUR A. PILLA, PH. D. has served as our Science Director and Chairman of our Scientific Advisory Board since April 2004. Dr. Pilla is a Professor in the Department of Biomedical Engineering, Columbia University, NY and Professor Emeritus of Orthopedic Research in the Department of Orthopedics at Mount Sinai School of Medicine, NY. Dr. Pilla offered the first graduate course in Bioelectromagnetics at Columbia University in 1973, currently still being offered in the Department of Biomedical Engineering. Dr Pilla has published over 200 peer-reviewed studies in Bioelectromagnetics. His early research led to the invention of specially configured electromagnetic fields for clinical use on recalcitrant bone fractures. Dr. Pilla is the inventor of the first bone-growth electromagnetic stimulator device cleared by the FDA and the cofounder of Electrobiology, Inc. (EBI), now part of Biomet, an orthopedic device manufacturer. His patents with EBI were seminal, leading to devices commercially available for clinical use. Dr. Pilla continues to make progress in the understanding of the basic biophysical mechanisms involved in the bioeffects of electromagnetic signals and has contributed significantly to our regulatory and intellectual property positions. Dr. Pilla received his PhD, cum laude, from the University of Paris, France in 1965 and commenced studies of the bioeffects of weak magnetic and electric fields in 1969. Dr. Pilla is a paid consultant to us and currently receives cash compensation for his services to us.

        SEAN D. HAGBERG, PH. D. has served as our Chief Science Officer since July 2004. Prior to joining Ivivi, Dr. Hagberg served as the Chief Knowledge Officer for LifeWaves International, a health and wellness startup company, from 2000 to 2004, where he oversaw knowledge based development, multiple clinical trials, raising investment capital, hardware and software development, technical and marketing writing, and FDA/FTC compliance. Prior to joining LifeWaves, Dr. Hagberg was a post-doctoral fellow in community medicine at Brown University medical school (1998-2000), served as technical analyst on the Rhode Island state-wide TOPPS II behavioral health program (1998-2000), as well as a consultant with the Decision Science Institute (1999-2001), and a principal in Brewer's Heaven, a start-up brewing concern (1999-2004). From 1997-1998 Dr. Hagberg served as associate administrator for Good Hope Hospital (owned by publicly traded Pioneer HealthCare), where he was responsible for building a successful adolescent behavior health program, outside marketing and contract management to private payors, including unions and other organizations. Dr. Hagberg has been responsible for building behavioral health triage systems for Managed Behavioral Healthcare Organizations and written and testified on significant healthcare legislation at the state level and co-authored Congressional reports on behavioral healthcare. Dr. Hagberg has co-authored NIH, SAMSHA and foundation grants and protocols. Dr. Hagberg received his Ph.D. in cultural anthropology from SUNY-Buffalo, where he was a Fellow in cognitive science. Dr. Hagberg completed a two-year NIH-funded post-doctoral training at the Brown University Department of Community Medicine, 1998-2000 and on was on the medical faculty from 1998-2004.

                             EXECUTIVE COMPENSATION

CASH AND OTHER COMPENSATION

         The following table provides certain compensation information concerning the individuals serving as our Co-Chief Executive Officer, President and Co-Chief Executive Officer, Chief Financial Officer and Executive Vice President and Chief Operating Officer during the fiscal year ended March 31, 2008, who are sometimes referred to in this proxy statement as our "named executive officers."

                                          SUMMARY COMPENSATION TABLE


         NAME AND                                                                   OPTION
    PRINCIPAL POSITION           YEAR           SALARY ($)       BONUS ($)        AWARDS($)(1)      TOTAL ($)
    ------------------           ----           -------          ---------        ------------     ---------

Andre' A. DiMino (2)(3)(4)       2008            $240,000        $24,000              $4,862        $268,862
   Vice Chairman, Co-Chief
   Executive Officer and
   Secretary
                                 2007             185,731        --                    4,870         190,601
                                 2006              84,500           --                    --          84,500

David Saloff  (2) (3) (4)        2008            $240,000        $24,000             $28,159        $292,159
   President and Co-Chief
   Executive Officer
                                 2007             190,574        --                   31,283         221,857
                                 2006             152,300           --                    --         152,300

Alan  V. Gallantar (2)(3)(4)     2008            $231,000        $22,500            $112,537        $366,037
   Chief Financial
   Officer
                                 2007              95,192        --                   51,579         146,771
                                 2006                  --           --                    --              --

Edward J. Hammel (2)(3)(4)       2008            $180,000        --                   $5,780        $185,780
   Executive Vice
   President and Chief
   Operating Officer
                                 2007             139,593           --                 5,777         145,370
                                 2006             107,000           --                    --         107,000
----------------

(1) Represents the expense to us pursuant to FAS 123(R) for the respective year for restricted stock or stock options granted as long-term incentives pursuant to our 2004 Amended and Restated Stock Option Plan. See notes to our Financial Statements for the fiscal years ended March 31, 2008 and 2007 for the assumptions used for valuing the expense under FAS 123(R).

(2) In October 2006, (i) Mr. DiMino resigned from his positions as Chairman of the Board and Chief Financial Officer and began to serve as Vice Chairman of the Board and Co-Chief Executive Officer, (ii) Mr. Saloff resigned from his position as Chief Executive Officer and began to serve as President and Co-Chief Executive Officer and (iii) Mr. Gallantar began to serve as Chief Financial Officer.

         In August 2008, our Board of Directors appointed Steven M. Gluckstern, the Chairman of the Board, as President and Chief Executive Officer; Andre' A. DiMino as Executive Vice President-Manufacturing and Technology and Chief Technical Officer; David Saloff as Executive Vice President-Sales and Marketing and Chief Business Development Officer; and Edward Hammel as Senior Vice President, Chief Administrative Officer. In connection with such changes, Messrs. DiMino, Saloff and Hammel relinquished their titles as Co-Chief Executive Officer, President and Co-Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively. As of such date, Mr. Hammel ceased serving as an executive officer.

(3) On May 1, 2008, our Board of Directors, upon recommendation of our Compensation Committee approved the following:

         (a) Guaranteed bonuses in the amount of 10% of compensation for Messrs. DiMino, Saloff and Gallantar in the amount of $24,000, $24,000 and $22,500, respectively for fiscal 2007-2008, which were paid by us during May 2008 and accrued by us at March 31, 2008.

         (b) Salaries, effective April 1, 2008, for Messrs. DiMino, Saloff, Gallantar and Hammel of $256,080, $256,080, $233,550 and
                  $192,060, respectively, which amounts represent the Consumer Price Index increases pursuant to the terms of the respective employment agreements.

         (c) Stock Options under our Stock Option Plan for DiMino, Saloff, Gallantar and Hammel of 120,000, 120,000, 60,000 and 60,000,
                  respectively, with an exercise price of $2.82 (except for Mr. DiMino which exercise price is $3.102, 110% of the closing price), the closing price of our common stock on the Nasdaq Stock Market on the date of grant. The options vest equally on May 1, 2009, 2010 and 2011 and expire in 10 years from the date of grant, except for Mr. DiMino's options which expire five years from the date of grant.

(4) On December 31, 2008, we entered into an employment agreement with Steven M. Gluckstern to secure his service as Chairman of the Board (for so long as Mr. Gluckstern continues to be a member of the Board of Directors) and as President and Chief Executive Officer, and amended and restated employment agreements with (i) David Saloff to secure his continued service as Executive Vice President-Sales and Marketing and Chief Business Development Officer and (ii) Andre' DiMino to secure his service as Vice Chairman of the Board (for so long as Mr. DiMino continues to be a member of the Board of Directors) and as Executive Vice President-Manufacturing and Technology and Chief Technical Officer. The employment agreement with Mr. Gluckstern provides for a minimum annual salary of $100,000 and a target annual bonus opportunity of 150% of annual salary. The employment agreement with Mr. Saloff provides for a minimum annual salary of $225,000, a target annual bonus opportunity of 75% of annual salary, and payments relating to personal benefits and perquisites of such type that he determines not to exceed $15,000 per year. The Employment Agreement with Mr. DiMino provides for a minimum annual salary of $225,000, a target annual bonus opportunity of 75% of annual salary, and payments relating to personal benefits and perquisites of such type that he determines not to exceed $25,000 per year. For a detailed description of these employment agreements, see "Employment Agreements" below.

GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR END

         During the fiscal year ended March 31, 2008, no stock options were granted to any of our named executive officers. On May 1, 2008, Messrs. DiMino, Saloff, Gallantar and Hammel were granted options under our 2004 Amended and Restated Stock Option Plan to purchase 120,000, 120,000, 60,000 and 60,000 shares of our common stock, respectively, at an exercise price equal to the closing price of our common stock on the Nasdaq Stock Market on May 1, 2008, which was $2.82 per share, except for Mr. DiMino's options whose exercise price was equal to 110% of the closing price of our common stock on the Nasdaq Stock Market on May 1, 2008, which was $3.102 per share. Each such option vests equally on May 1, 2009, 2010 and 2011 and expires in 10 years from the date of grant except that Mr. DiMino's option expires five years from the date of grant. On December 31, 2008, Mr. DiMino was granted options to purchase 261,918 shares of our common stock under our 2004 Amended and Restated Stock Option Plan at an exercise price equal to 110% of the closing price of our common stock on the Nasdaq Stock Market on May 1, 2008, which was $0.308 per share.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

         The following table provides certain information concerning outstanding equity awards held by each of our named executive officers at March 31, 2008.

                                              OPTION AWARDS                                 STOCK AWARDS
------------------------------------------------------------------------------------------------------------------
                     NUMBER OF     NUMBER OF
                    SECURITIES    SECURITIES
                    UNDERLYING    UNDERLYING                              NUMBER OF SHARES      MARKET VALUE OF
                    UNEXERCISED   UNEXERCISED    OPTION      OPTION      OR UNITS OF STOCK     SHARES OR UNITS OF
                    OPTIONS(#)     OPTIONS (#)  EXERCISE   EXPIRATION      THAT HAVE NOT      STOCK THAT HAVE NOT
     NAME (1)       EXERCISABLE UNEXERCISABLE   PRICE ($)     DATE         VESTED (#)(2)         VESTED ($)(2)
------------------------------------------------------------------------------------------------------------------
Andre' A. DiMino      204,750       39,000        0.06      1/13/2014            37,375            127,075
                      68,250        13,000        0.31      2/19/2014                --                 --
David Saloff          204,750       39,000        0.06      1/13/2014            70,525            239,785
                      68,250        26,000        0.31      2/19/2014                --                 --
Alan V. Gallantar     46,666        93,334        6.00     10/18/2016                --                 --
Edward J. Hammel      27,300         5,200        0.06      1/13/2014            17,875             60,775

----------------

(1) In October 2006, (i) Mr. DiMino resigned from his positions as Chairman of the Board and Chief Financial Officer and began to serve as Vice Chairman of the Board and Co-Chief Executive Officer, (ii) Mr. Saloff resigned from his position as Chief Executive Officer and began to serve as President and Co-Chief Executive Officer and (iii) Mr. Gallantar began to serve as Chief Financial Officer.

         In August 2008, our Board of Directors appointed Steven M. Gluckstern, the Chairman of the Board, as President and Chief Executive Officer; Andre' A. DiMino as Executive Vice President, Chief Technical Officer; David Saloff as Executive Vice President, Chief Business Development Officer; and Edward Hammel as Senior Vice President, Chief Administrative Officer. In connection with such changes, Messrs. DiMino, Saloff and Hammel relinquished their titles as Co-Chief Executive Officer, President and Co-Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively. As of such date, Mr. Hammel ceased serving as an executive officer.

(2) Based upon the closing market price of our stock of $3.40 on March 31, 2008.

EMPLOYMENT AGREEMENTS

         On October 18, 2006, we entered into employment agreements with David Saloff to secure his continued service as President and his service as Co-Chief Executive Officer, with Andre' DiMino to secure his service as Vice Chairman of the Board (for so long as Mr. DiMino continues to be a member of the Board of Directors) and as Co-Chief Executive Officer and with Edward Hammel to secure his service as Executive Vice President. In July 2006, we entered into an employment agreement with Alan Gallantar to secure his service as Chief Financial Officer, effective as of October 18, 2006.

         In August 2008, our Board of Directors appointed Steven M. Gluckstern, Chairman of the Board, as President and Chief Executive Officer; Andre' A. DiMino as Executive Vice President-Manufacturing and Technology and Chief Technical Officer; David Saloff as Executive Vice President-Sales and Marketing and Chief Business Development Officer; and Edward Hammel as Senior Vice President, Chief Administrative Officer. In connection with such changes, Messrs. DiMino, Saloff and Hammel relinquished their titles as Co-Chief Executive Officer, President and Co-Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively. As of such date, Mr. Hammel ceased serving as an executive officer.

         On December 31, 2008, we entered into an employment agreement with Steven M. Gluckstern to secure his service as our Chairman of the Board (for so long as Mr. Gluckstern continues to be a member of the Board of Directors) and as President and Chief Executive Officer, and amended and restated employment agreements with (i) David Saloff to secure his continued service as our Executive Vice President-Sales and Marketing, and Chief Business Development Officer and (ii) Andre' DiMino to secure his service as our Vice Chairman of the Board (for so long as Mr. DiMino continues to be a member of the Board of Directors) and as Executive Vice President-Manufacturing and Technology and Chief Technical Officer. On December 31, 2008, we also amended each of our employment agreements with Messrs. Gallantar and Hammel for the purpose of complying with Internal Revenue Code 409A.

         The terms of our employment agreements with Messrs. Gluckstern, Saloff, DiMino, Gallantar and Hammel are set forth below.

         TERMS OF EMPLOYMENT AGREEMENT WITH MR. GLUCKSTERN AND AMENDED AND RESTATED EMPLOYMENT AGREEMENTS WITH MESSRS. SALOFF AND DIMINO.

         On December 31, 2008, we entered into an employment agreement with Steven M. Gluckstern to secure his service as our Chairman of the Board (for so long as Mr. Gluckstern continues to be a member of the Board of Directors) and as President and Chief Executive Officer, and amended and restated employment agreements with (i) David Saloff to secure his continued service as our Executive Vice President-Sales and Marketing and Chief Business Development Officer and (ii) Andre' DiMino to secure his service as our Vice Chairman of the Board (for so long as Mr. DiMino continues to be a member of the Board of Directors) and as Executive Vice President-Manufacturing and Technology and Chief Technical Officer. Mr. DiMino's amended and restated employment agreement still permits him to provide certain levels of service to ADM Tronics Unlimited Inc., but requires him to devote at least a majority of his business time towards providing service to us.

         Each of the employment agreements has a term that expires on November 30, 2011; provided, that unless we or an executive gives written notice to the other party at least 120 days prior to the expiration of the then-current term, the then-current term shall be automatically extended for additional one-year periods.

         The employment agreement with Mr. Gluckstern provides for a minimum annual salary of $100,000 and a target annual bonus opportunity of 150% of annual salary. The employment agreement with Mr. Saloff provides for a minimum annual salary of $225,000, a target annual bonus opportunity of 75% of annual salary, and payments relating to personal benefits and perquisites of such type that he determines not to exceed $15,000 per year. The employment agreement with Mr. DiMino provides for a minimum annual salary of $225,000, a target annual bonus opportunity of 75% of annual salary, and payments relating to personal benefits and perquisites of such type that he determines not to exceed $25,000 per year.

         The employment agreements provide for certain severance benefits in the event of a termination of the executive's employment by us other than for "cause" (as defined below), or by the executive for "good reason" (as defined below). Mr. Gluckstern's severance benefits include a payment equal to 200% of the sum of his then current annual base salary plus his most recent bonus (or target bonus if no bonus has yet been paid), plus reimbursement for medical insurance premiums for a period of 18 months. In addition, Mr. Gluckstern's unvested equity grants will become fully vested. Mr. Gluckstern will also receive such cash payment, and the vesting of equity grants, in the event of death or "disability." Messrs. Saloff's and DiMino's severance benefits include a payment equal to 200% of the sum of his then current annual base salary plus most recent bonus paid (or if termination is after March 31, 2009 and no bonus with respect to the fiscal year then ending has been paid, the amount of such bonus declared by our Board of Directors prior to termination or if such bonus has not been declared by our Board of Directors prior to termination, the target bonus for such fiscal year), plus a pro rata bonus payment for the year in which the termination occurs, plus an additional amount equal to $15,000 for Mr. Saloff, and $25,000 for Mr. DiMino. In addition, the executive will be entitled to reimbursement for medical insurance premiums for a period of 18 months, and all unvested equity grants will become fully vested. Messrs. Saloff and DiMino will also receive such cash payment, and the vesting of equity grants, in the event of death or "disability" (as defined herein). In addition, Mr. DiMino may resign from employment for any reason or no reason, no earlier than January 31, 2009 and no later than July 31, 2010, and be entitled to receive a severance payment equal to 200% of the sum of base salary plus target bonus, plus $25,000, and receive vesting of unvested equity awards granted prior to the date of the new employment agreement.

         For purposes of the employment agreements, the following terms have the following meanings:

         "CAUSE" means, generally, the executive's (i) conviction of, plea of guilty or nolo contendre to, or confession of guilt of, a felony, (ii) commission of a fraudulent, illegal or dishonest act (which dishonest act result in material damage to us) in respect of our or any of our affiliates or subsidiaries, (iii) willful misconduct or gross negligence that reasonably could be expected to be injurious in our reasonable discretion to our business, operations or reputation or any of our affiliates or subsidiaries (monetarily or otherwise), (iv) material violation of our policies or procedures in effect from time to time, (v) after a written warning and a reasonable opportunity to cure non-performance, continued failure to perform the executive's duties as assigned, in accordance with the terms of the employment agreement, to the executive from time to time, or (vi) other material breach of the employment agreement.

         "GOOD REASON" means, generally, in the absence of the consent of the executive (i) the failure of the Company or its successor to pay any amounts due to the executive or to fulfill any other material obligations under the employment agreement (ii) action by the Company or its successor that results in a material diminution in the executive's title, position, authority or duties;
(iii) any material reduction in the amount of D&O liability insurance coverage (does not apply to Mr. Saloff); or (iv) the Company's determination not to extend the employment agreement. For Messrs. Saloff and DiMino, Good Reason also includes a relocation of the offices of the Company or its successor (for Mr. DiMino, by increasing his commute more than 10 additional miles, and for Mr. Saloff, by making a material change to the geographic location of his office). For Mr. DiMino, Good Reason also includes the occurrence of a (a) a merger or consolidation of our company with or into any other corporation, entity or person; or (b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all our outstanding securities or all or substantially all our assets (excluding a "related party transaction" (as defined below); provided, however, that, in connection with such event, the holders of our common stock receive aggregate consideration, upon the closing, of at least $100 million.

         "DISABILITY" means, generally, the executive's physical or mental disability that prevents the executive from performing his duties for a period of at least 120 consecutive days in any 12-month period or 150 non-consecutive days in any 12-month period.

         "RELATED PARTY TRANSACTION" means, generally, a merger or consolidation in which the holders of our common stock immediately prior to the merger hold at least a majority of the shares of our common stock in the successor corporation immediately after the merger; a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all our assets to a wholly-owned subsidiary of our company; a mere reincorporation of our company; or a transaction for the sole purpose of creating a holding company.

         During the term of the employment agreements and for a period of 24 months thereafter, subject to applicable law, the executives will be subject to restrictions on competition with us and restrictions on the solicitation of our customers and executives. For all periods during and after the term, the executives will be subject to nondisclosure and confidentiality restrictions relating to our confidential information and trade secrets.

         Section 280G of the Internal Revenue Code denies a corporation a deduction for "excess parachute payments." Excess parachute payments generally consist of payments to specified individuals that are contingent upon a change in ownership or control of a corporation, or a change in a substantial portion of the corporation's assets, and that exceed a statutorily determined base amount. In the event that any payment, coverage or benefit provided under the employment agreements would not be deemed to be deductible by us in whole or in part in the calculation of the Federal income tax by reason of Section 280G of the Internal Revenue Code, the aggregate payments, coverage or benefits provided under the employment agreement will be reduced to the "safe harbor" level under
Section 280G of the Internal Revenue Code so that the entire amount which is paid or provided to the executive will be deductible notwithstanding the provisions of Section 280G of the Internal Revenue Code (except that such reduction shall not occur (i) in the case of Messrs. DiMino and Saloff, if the amount of income, net of taxes, is greater by at least $10,000 in the absence of such reduction and (ii) in the case of Mr. Gluckstern, in the event his payments, coverages or benefits, before taxes, exceed the safe harbor by more than $50,000). The "safe harbor" level under Section 280G of the Internal

Revenue Code is generally the amount that is less than three times the average of five years of W-2 compensation.

         In connection with entering into the employment agreements, each executive is entitled to receive grants of equity incentive awards as described below:

         For Mr. Gluckstern, subject to and following the approval of our shareholders of the 2009 Equity Incentive Plan, as described in Proposal No. 2, Mr. Gluckstern will be granted stock awards pursuant to a restricted stock award agreement to be entered into between us and Mr. Gluckstern (the "Stock Award Agreement") on the terms and conditions set forth below and upon such additional terms and conditions determined by the Compensation Committee. The grant shall be for a number of shares of restricted common stock which equals 10% of our outstanding common stock on the date of grant (including as outstanding for purposes of these calculations the restricted common stock then being granted to Mr. Gluckstern), which as of the record date would have been a total of 1,124,103 restricted shares. The total number of restricted shares will be divided as follows: (i) approximately 14% (or 160,586 restricted shares assuming 10,116,930 outstanding shares on the date of grant) will vest over three years subject to Mr. Gluckstern's continued employment with us, (ii) approximately 29% (or 325,989 restricted shares assuming 10,116,930 outstanding shares on the date of grant) will vest if our market capitalization reaches certain pre-established targets set forth in the Stock Award Agreement or if our common stock is no longer publicly traded and (iii) approximately 57% (or 642,345) restricted shares assuming 10,116,930 outstanding shares on the date of grant) will vest only if we successfully complete a financing or series of financings up to an aggregate amount up to $20 million prior to December 31, 2010. The Stock Award Agreement would govern the grant of the awards contemplated by the terms of Mr. Gluckstern's employment agreement. The Stock Award Agreement will also provide for potential future issuances of unrestricted stock and restricted stock units to Mr. Gluckstern, subject to any necessary board and shareholder approval if an increase in the shares authorized under the 2009 Equity Incentive Plan is required. The potential future issuance of the unrestricted stock and restricted stock units would be triggered in the event that we successfully complete a financing or series of financings up to an aggregate amount up to $20 million prior to December 31, 2010, and would be designed as an equitable adjustment such that the number of shares of common stock that may be received by Mr. Gluckstern will equal up to 10% of the outstanding shares of our common stock. Notwithstanding the foregoing, the restricted shares set forth in (c) will not vest nor will any equitable adjustment be made for any financing (whether by debt, equity or otherwise) to the extent the source of the financing is Mr. Gluckstern or any of his affiliates or entities in which Mr. Gluckstern has an ownership interest. In the event that the shareholders do not approve the 2009 Equity Incentive Plan to facilitate the restricted stock grants, we will provide Mr. Gluckstern with an alternative incentive compensation award or arrangement, to be determined by our Compensation Committee, that provides the after-tax economic equivalent of the restricted stock grants, which alternative arrangement shall be subject to Mr. Gluckstern's reasonable consent and approval.

            Mr. Saloff will be granted equity incentive awards during the fiscal years ending March 31, 2009, 2010 and 2011 as determined by the Compensation Committee. The 2009 grant will have a value at the time of grant, as determined by the Compensation Committee, equal to 75% of his then current annual base salary. The 2010 and 2011 grants will have a value at the time of grant equal to 50% of this then current annual base salary. With respect to each grant, 50% of the grant will vest over time subject to his continued employment with us, and 50% will vest subject to the attainment of pre-established performance goals to be established by the Compensation Committee.

         Upon execution of Mr. DiMino's employment agreement, Mr. DiMino was granted an option to purchase 261,918 shares of our common stock with an exercise price equal to 110% of the fair market value of a share of our common stock as of the date of grant, which was $.308 per share. Mr. DiMino also will be granted equity incentive awards during the fiscal years ending March 31, 2009, 2010 and 2011 as determined by the Compensation Committee. The 2009 grant will have a value as of the date of grant, as determined by the Compensation Committee, equal to 75% of his then current annual base salary. The 2010 and 2011 grants will have a value as of the date of grant equal to 50% of this then current annual base salary. With respect to each grant other than the initial option grant, 50% of the grant will vest over time subject to his continued employment with us, and 50% will vest subject to the attainment of pre-established performance goals to be established by the Compensation Committee.

            The Compensation Committee retained the services of Compensation Resources, Inc. to advise it with respect to the determining reasonable and appropriate levels of compensation and terms and conditions applicable to the employment agreements. In addition, Compensation Resources, Inc. will work with the Compensation Committee to determine the performance criteria for future grants to the executive officers.

ALAN GALLANTAR AND EDWARD HAMMEL

         As of July 13, 2006, we entered into an employment agreement with Alan Gallantar to secure his service as Chief Financial Officer, effective as of October 18, 2006. On October 18, 2006, we entered into an employment agreement with Edward Hammel to secure his service as Executive Vice President. On December 31, 2008, we amended each of Mr. Gallantar's and Ed Hammel's employment agreements for the purpose of complying with Internal Revenue Code 409A.

         Mr. Gallantar's employment agreement has a three-year term and Mr. Hammel's agreement has a five-year term, each of which will be automatically extended prior to the end of then current term for successive one-year periods until either we or the executive notifies the other at least 120 days prior to the end of the term that such party does not wish to further extend it. Each of these agreements provides for a minimum annual salary of $233,550 in the case of Mr. Gallantar and a minimum salary of $192,600, in the case of Mr. Hammel, discretionary annual cash bonuses and participation on generally applicable terms and conditions in other compensation and fringe benefit plans.

         The terms of the employment agreements provide that each executive will be entitled to severance benefits in the amount of such executive's base salary for a period of 12 months following the date of termination if his employment is terminated without "cause" or if he resigns for "good reason" (as such terms are defined below), or 18 months following the date of termination if his employment is terminated without "cause" or if he resigns for "good reason" within 12 months following a "change in control" (as such terms are defined below), in each case subject to the execution and delivery to us by the employee of a general release.

         For purposes of the employment agreements, the following terms have the following meanings:

          "CAUSE" means the executive's (i) conviction of, plea of guilty or nolo contendre to, or confession of guilt of, a felony or criminal act involving moral turpitude (ii) commission of a fraudulent, illegal or dishonest act (which dishonest act results in material damage to us) in respect of us, (iii) willful misconduct or gross negligence that reasonably could be expected to be injurious in our reasonable discretion to our business, operations or reputation (monetarily or otherwise), (iv) material violation of our policies or procedures in effect from time to time, subject to applicable cure periods after written notice thereof, (v) after a written warning and a reasonable opportunity to cure non-performance, continued failure to perform the executive's duties as assigned to the executive from time to time, or (vi) any other material breach of the employment agreement.

          "GOOD REASON" means, in the absence of the consent of the executive,
(i) our failure to pay any amounts due to the executive or to fulfill any other material obligations thereunder, other than failures that are remedied by us within 30 days after receipt of written notice thereof given by the executive;
(ii) action by us that results in a material diminution in the executive's title, position, authority or duties from those contemplated in the employment agreement, subject to certain exceptions; (iii) any move of our offices that would require the executive to commute more than 10 miles more each way than such executive commutes immediately prior to such move; or (iv) any material reduction in the amount of our director and officer liability insurance coverage in effect as of the consummation of our initial public offering.

         "CHANGE IN CONTROL" means (i) any person becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by the executive's then outstanding voting securities; provided, however, that the consummation of our initial public offering in and/or the exercise or conversion of any instruments as of the consummation of our initial public offering will not be deemed a "change of control;" (ii) our merger or consolidation with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the sale or disposition by us of all or substantially all of our assets.

         During the term of the employment agreements and for a period of 18 months thereafter, subject to applicable law, the executives will be subject to restrictions on competition with us and restrictions on the solicitation of our customers and executives. For all periods during and after the term, the executives will be subject to nondisclosure and confidentiality restrictions relating to our confidential information and trade secrets.

         Section 280G of the Internal Revenue Code denies a corporation a deduction for "excess parachute payments." Excess parachute payments generally consist of payments to specified individuals that are contingent upon a change in ownership or control of a corporation, or a change in a substantial portion of the corporation's assets, and that exceed a statutorily determined base amount. In the event that any payment, coverage or benefit provided under the employment agreements would not be deemed to be deductible by us in whole or in part in the calculation of the Federal income tax by reason of Section 280G of the Internal Revenue Code, the aggregate payments, coverage or benefits provided under the employment agreement will be reduced to the "safe harbor" level under
Section 280G of the Internal Revenue Code so that the entire amount which is paid or provided to the executive will be deductible notwithstanding the provisions of Section 280G of the Internal Revenue Code (except that such reduction shall not occur if the amount of income, net of taxes, is greater by at least $10,000 in the absence of such reduction). The "safe harbor" level under Section 280G of the Internal Revenue Code is generally the amount that is less than three times the average of five years of W-2 compensation.

2004 AMENDED AND RESTATED STOCK OPTION PLAN

         In February 2005, our board of directors and shareholders adopted the 2004 Amended and Restated Stock Option Plan, which was amended and restated in February 2005, November 2005 and May 2006. The purpose of the 2004 Amended and Restated Stock Option Plan is to advance our interests by encouraging and enabling the acquisition of a personal financial interest in us for those employees and directors whose judgment and efforts we are largely dependent on for the successful conduct of our operations, and by those consultants, agents, independent contractors, advisors, professionals and other third parties whose contributions to our welfare may be recompensed in a manner that provides an ownership interest in us. An additional purpose of this Plan is to provide a means by which our employees and directors can acquire and maintain ownership in us, thereby strengthening their commitment to our success and their desire to remain in our employ.

          In furtherance of that purpose, the 2004 Amended and Restated Stock Option Plan authorizes the grant to our directors, executives and other key employees and consultants of incentive and/or non-qualified stock options.

         The maximum number of shares of our common stock with respect to which options may be granted pursuant to the 2004 Amended and Restated Stock Option Plan was 3,750,000, 2,790,655 shares of which have been granted at per share exercise prices ranging from $0.06 to $6.00. No participant may be granted options that exceed the number of shares issuable under the plan during any fiscal year.

         Shares issuable under the 2004 Amended and Restated Stock Option Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in our capitalization. If an option is forfeited or expires without having been exercised, the shares subject to such option will again be available for issuance under the Plan.

              The 2004 Amended and Restated Stock Option Plan will be administered by a committee consisting of not less than two (2) members of the Board of Directors who are directors who are not also employees of Ivivi, or in the absence of such committee, the entire Board. The Board has designated its compensation committee as administrator of the 2004 Amended and Restated Stock Option Plan. Except for certain options granted to non-employee directors (see "Director Options" and "Committee Chairman Options" below), the Committee will determine the persons to whom options will be granted, the type of option and the number of shares to be covered by the option.

     TYPES OF OPTIONS

         STOCK OPTIONS. Options granted under the 2004 Amended and Restated Stock Option Plan may be "incentive stock options" ("Incentive Options") or stock options which are not incentive stock options ("Non-Qualified Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). Incentive Options generally provide the employee with more effective tax treatment if the requirements described in the 2004 Amended and Restated Stock Option Plan are satisfied by the holder of the option. The Committee may determine the number of shares subject to each Option and the prices at which Options may be exercised (which, in the case of Incentive Options, shall not be less than the Fair Market Value, as defined by the Plan, of our common stock on the date of grant). Whether an Option will be an Incentive Option or a Non-Qualified Option, the time or times and the extent to which Options may be exercised and all other terms and conditions of Options, will be determined by the Committee.

         Each Incentive Option shall terminate no later than ten years from the date of grant, (five years in the case of an Incentive Option granted to a person possessing more than 10% of the total combined voting power of all shares of our stock or of a parent or subsidiary of ours ("10% Stockholder")). The exercise price at which the shares may be purchased with respect to Incentive Options may not be less than the Fair Market Value of shares of our common stock at the time the Option is granted (and not less than 110% of the Fair Market Value at the time the Option is granted with respect to Incentive Options granted to a 10% Stockholder. The exercise price at which the shares may be purchased with respect to Non-Qualified Options may not be less than 85% of the Fair Market Value of shares of our common stock at the time the Option is granted. The exercise price of the shares to be purchased pursuant to each Option shall be paid in full in cash, by tendering other shares of our common stock owned by the optionee, or such other method as may be authorized by the Committee.

         DIRECTOR OPTIONS. Each non-employee director (other than Steven Gluckstern in his capacity as Chairman of the Board) was automatically granted Non-Qualified Options ("Director Options") to acquire 20,000 shares of our common stock upon the consummation of our initial public offering and will be granted an additional 20,000 shares of our common stock on the date of our annual meeting of stockholders. The exercise price at which the shares may be purchased with respect to Director Options may not be less than the Fair Market Value of shares of our common stock at the time the Option is granted. Each Director Option shall terminate ten years from the date of grant. Director options shall vest as to one-third of the shares subject to the option upon the date of grant, and one-third upon each of the first and second anniversaries of the date of grant.

         COMMITTEE CHAIRMAN OPTIONS. Options may be granted Non-Qualified Options ("Committee Chairman Options") from time to time to each non-employee director that serves as a chairman of our audit committee, compensation committee or nominating and corporate governance committee. The exercise price at which the shares may be purchased with respect to Committee Chairman Options may not be less than the Fair Market Value of shares of our common stock at the time the Option is granted. Each Committee Chairman Option shall terminate ten years from the date of grant. Committee Chairman options shall vest as to one-third of the shares subject to the option upon the date of grant, and one-third upon each of the first and second anniversaries of the date of grant.

         CORPORATE TRANSACTIONS. Upon a Corporate Transaction (as defined), any option carrying a right to exercise that was not previously exercisable shall become fully exercisable, except in certain circumstances were the options are assumed by the successor company.

          TRANSFERS. Options granted under the 2004 Amended and Restated Stock Option Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Committee may permit transfers of options for estate planning purposes.

         AMENDMENT AND TERMINATIONS. The Board may amend, alter, suspend, discontinue or terminate the 2004 Amended and Restated Stock Option Plan at any time, except that any such action shall be subject to shareholder approval at the annual meeting next following such Board action if such shareholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which our common stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for shareholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2004 Amended and Restated Stock Option Plan may materially impair the rights of any participant with respect to any option without such participant's consent. Unless terminated earlier by action of the Board of Directors, the 2004 Amended and Restated Stock Option Plan shall terminate on January 5, 2014.

2009 EQUITY INCENTIVE PLAN

         On February 26, 2009, the Board of Directors adopted the Ivivi Technologies, Inc. 2009 Equity Incentive Plan (the "Equity Incentive Plan"), subject to the approval of our shareholders, and voted to cease making any further stock option grants under the Company's 2004 Amended and Restated Stock Option Plan, as amended (the "2004 Plan"), subject to approval of our shareholders of the Equity Incentive Plan. The maximum number of shares of our common stock with respect to which awards may be granted pursuant to the Equity Incentive Plan is 3,750,000. As of February 26, 2009, there were 959,345 shares of common stock with respect to which options were available for grant under the 2004 Plan and which will no longer be granted under the 2004 Plan, subject to approval by our shareholders of the Equity Incentive Plan. For a description of the Equity Incentive Plan, see Proposal No. 2 of this proxy statement.

COMPENSATION OF DIRECTORS

         Until October 18, 2006, our directors did not receive compensation for serving on our Board of Directors, but were entitled to receive reimbursement for travel and related expenses. From and after October 18, 2006, for each year of service as a director of our company, each non-employee director will receive $10,000. In addition, each non-employee director will receive options to purchase 20,000 shares of our common stock when such person is initially elected to our Board of Directors, and for each year of service as a director of our company thereafter, options to purchase 20,000 shares of our common stock shall be granted following our annual meeting of shareholders, in each case at an exercise price per share equal to the fair market value price per share of our common stock on the grant date. Each of such options will fully vest one-third on the date of grant and one-third upon each of the first and second anniversaries of the date of grant.

         On October 18, 2006, Steven Gluckstern, who began to serve as our Chairman of the Board at such time, received options to purchase 775,000 shares of our common stock at an exercise price equal to $5.11 per share, one-third of which options vested upon the date of grant and one-third of which will vest on each one-year anniversary thereafter. Such options will expire on the tenth anniversary of the date of grant.

         The following table provides certain information with respect to the compensation paid to our non-employee directors during the fiscal year ended March 31, 2008.


                                            DIRECTOR COMPENSATION

                                              Fees earned
                                              or paid in
                    Name(1)                    cash ($)            Option Awards ($)(2)(3)        Total ($)
         ------------------------------      --------------        -----------------------       ------------

         Steven M. Gluckstern                      -                       703,604                  703,604
         Kenneth S. Abramowitz                  10,000                     30,986                    40,986
         Louis J. Ignarro, Ph.D.                10,000                     30,986                    40,986
         Pamela J. Newman, Ph.D.                10,000                     30,986                    40,986
         Jeffrey A. Tischler                    10,000                     30,986                    40,986
--------------


(1) Each of Steven M. Gluckstern, Kenneth S. Abramowitz, Louis J. Ignarro, Ph.D., Pamela J. Newman, Ph.D. and Jeffrey A. Tischler began to serve as a director of our company on October 18, 2006. Dr. Ignarro has elected not to stand for re-election at our annual meeting and his term will expire effective at our annual meeting.

(2) Represents the expense to us pursuant to FAS 123(R) for the respective year for stock options granted as long-term incentives pursuant to our 2004 Amended and Restated Stock Option Plan, other than Mr. Gluckstern's options which were granted outside the plan. See Notes to our Financial Statements for the fiscal years ended March 31, 2008 and 2007 for the assumptions used for valuing the expense under FAS 123(R).

(3) At March 31, 2008, Steven Gluckstern had an option to purchase 775 000 shares of our common stock and each of Kenneth S. Abramowitz, Louis J. Ignarro, Ph.D., Pamela J. Newman, Ph.D. and Jeffrey A. Tischler had options to purchase 40,000 shares of our common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

         The following table provides information about our common stock that may be issued upon the exercise of options under our equity compensation plans. Our 2004 Amended and Restated Stock Option Plan was our only equity compensation plan approved by our shareholders in existence as of March 31, 2008.


                                                                                                NUMBER OF SECURITIES
                                                                                                 REMAINING AVAILABLE
                                              NUMBER OF SECURITIES TO      WEIGHTED AVERAGE      FOR FUTURE ISSUANCE
                                              BE ISSUED UPON EXERCISE     EXERCISE PRICE OF          (EXCLUDING
                                              OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,   SECURITIES REFLECTED
                                                WARRANTS AND RIGHTS      WARRANTS AND RIGHTS      UNDER COLUMN (A))
PLAN CATEGORY                                           (A)                      (B)                     (C)
-------------------------------------------- -------------------------- ----------------------- ----------------------

Equity compensation plans approved by                1,934,975                  $2.59                 1,815,025
 security holders

Equity compensation plans not                        1,185,358                  $5.36                     -
 approved by security holders*

Total                                                3,120,333                  $3.64                 1,815,025
============================================ ========================== ======================= ======================

*Includes 775,000 shares underlying options issued to Steven Gluckstern and 410,358 shares underlying warrants issued to consultants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is composed of Messrs. Abramowitz and Tischler and Ms. Newman, all of whom began to serve as members of the Compensation Committee on October 18, 2006. No member of the Compensation Committee is or has been an executive officer of our company or had any relationships requiring disclosure by us under the Securities and Exchange Commission's rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended March 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have entered into a management service agreement and a manufacturing agreement with ADM Tronics Unlimited, Inc., our largest shareholder, each of which is described below. In addition, some of our officers and directors are also officers and directors of ADM Tronics. These relationships may cause conflicts of interests to arise between us and ADM Tronics.

         MANAGEMENT SERVICES AGREEMENT

         In order to keep our operating expenses manageable, we entered into a management services agreement, dated as of August 15, 2001, with ADM Tronics under which ADM Tronics provides us and its other subsidiaries, Sonotron Medical

Systems, Inc. and Pegasus Laboratories, Inc., with management services and allocates portions of its real property facilities for use by us and the other subsidiaries for the conduct of our respective businesses.

         The management services provided by ADM Tronics under the management services agreement include administrative, technical, engineering and regulatory services with respect to our products. We pay ADM Tronics for such services on a monthly basis pursuant to an allocation determined by ADM Tronics and us based on a portion of its applicable costs plus any invoices it receives from third parties specific to us. As we have added employees to our marketing and sales staff and administrative staff following the consummation of initial public offering, our reliance on the use of the management services of ADM Tronics has been reduced.

         We also use office, manufacturing and storage space in a building located in Northvale, NJ, currently leased by ADM Tronics, pursuant to the terms of the management services agreement to which we, ADM Tronics and two of ADM Tronics' other subsidiaries are parties. Pursuant to the management services agreement, ADM Tronics determines, on a monthly basis, the portion of space utilized by us during such month, which may vary from month to month based upon the amount of inventory being stored by us and areas used by us for research and development, and we reimburse ADM Tronics for our portion of the lease costs, real property taxes and related costs based upon the portion of space utilized by us. We have incurred $42,360 and $43,795 for the use of such space during the fiscal years ended March 31, 2008 and 2007, respectively.

         ADM Tronics determines the portion of space allocated to us and each other subsidiary on a monthly basis, and we and the other subsidiaries are required to reimburse ADM Tronics for our respective portions of the lease costs, real property taxes and related costs.

         We have incurred $198,246 and $242,595 for management services and the use of real property provided to us by ADM Tronics pursuant to the management services agreement during the fiscal years ended March 31, 2008 and March 31, 2007, respectively.

         MANUFACTURING AGREEMENT

        We, ADM Tronics and one other subsidiary of ADM Tronics, Sonotron Medical Systems, Inc., are parties to a second amended and restated manufacturing agreement. Under the terms of the agreement, ADM Tronics has agreed to serve as the exclusive manufacturer of all current and future medical and non-medical electronic and other devices or products to be sold or rented by us. For each product that ADM Tronics manufactures for us, we pay ADM Tronics an amount equal to 120% of the sum of (i) the actual, invoiced cost for raw materials, parts, components or other physical items that are used in the manufacture of the product and actually purchased for us by ADM Tronics, if any, plus (ii) a labor charge based on ADM Tronic's standard hourly manufacturing labor rate, which we believe is more favorable than could be attained from unaffiliated third-parties. We generally purchase and provide ADM Tronics with all of the raw materials, parts and components necessary to manufacture our products and as a result, the manufacturing fee we pay to ADM Tronics generally is 120% of the labor rate charged by ADM Tronics. On April 1, 2007, we instituted a procedure whereby ADM Tronics invoices us for finished goods at ADM Tronics' costs plus 20%.

        Under the terms of the agreement, if ADM Tronics is unable to perform its obligations under our manufacturing agreement or is otherwise in breach of any provision of our manufacturing agreement, we have the right, without penalty, to engage third parties to manufacture some or all of our products. In addition, if we elect to utilize a third-party manufacturer to supplement the manufacturing being completed by ADM Tronics, we have the right to require ADM Tronics to accept delivery of our products from these third-party manufacturers, finalize the manufacture of the products to the extent necessary and ensure that the design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process have been met. Although we believe that there are a number of third-party manufacturers available to us, we cannot assure you that we would be able to secure another manufacturer on terms favorable to us or at all or how long it will take us to secure such manufacturing. The initial term of the agreement expires on March 31, 2009, subject to automatic renewals for additional one-year periods, unless either party provides three months' prior written notice to the other prior to the end of the relevant term of its desire to terminate the agreement.

        We have incurred $4,982 and $75,584 for ADM Tronics' manufacture of our products pursuant to the manufacturing agreement during the fiscal years ended March 31, 2008 and March 31, 2007, respectively.

        IT SERVICES AGREEMENT

        Effective February 1, 2008, we entered into an agreement to share certain information technology (IT) costs with ADM Tronics. During the fiscal year ended March 31, 2008, there have been no cost reimbursements under this agreement.

         STOCK ISSUANCES AND VOTING AGREEMENT

         In January 2004, we issued an aggregate of 186,875 and 398,125 shares of our common stock to Andre' DiMino, our Vice Chairman and Co-Chief Executive Officer, and David Saloff, our President and Co-Chief Executive Officer, respectively. Of the shares of our common stock issued to Mr. Saloff, 211,575 of the shares are subject to forfeiture and vest in equal yearly installments on January 5 of each year through January 5, 2009. In addition, all of the shares issued to Mr. Saloff are subject to a voting agreement among Mr. DiMino, Mr. Saloff, Edward Hammel, our Executive Vice President, Sean Hagberg, Ph.D., our Chief Science Officer, Arthur Pilla, Ph.D., one of our consultants, our Science Director and the Chairman of our Scientific Advisory Board, Berish Strauch, M.D., one of our consultants and a member of our Medical Advisory Board, and Fifth Avenue Capital Partners, one of our shareholders. Under the voting agreement, in addition to the shares of common stock beneficially owned by Mr. DiMino, Mr. DiMino has the right to vote the shares of common stock held by such shareholders, representing, as of August 15, 2007, an aggregate of 1,772,225 additional shares of our common stock (including shares underlying options held by such shareholders that are exercisable within 60 days of the date hereof). The voting agreement, with respect to shares of common stock, and shares of common stock underlying options, held by all of the shareholders party thereto, will expire on October 24, 2009. Mr. DiMino shall continue to have the right to vote an additional 349,375 shares of our common stock held by Fifth Avenue Capital Partners indefinitely unless otherwise agreed to by Mr. DiMino and such shareholder.

         SHARE PURCHASE AGREEMENT

         On November 8, 2005, each of Andre' DiMino, David Saloff, Edward Hammel, Sean Hagberg, Ph.D. and Arthur Pilla, Ph.D., granted Steven Gluckstern, our Chairman of the Board, the right to purchase up to 16,250, 30,875, 8,125, 8,125 and 17,875 shares of common stock, respectively, at an exercise price per share equal to the lesser of (i) the initial public offering price per share and
(ii) $5.11 (subject to adjustment for any recapitalization, stock-split or other similar event); provided, however, that if an initial public offering of our common stock was not consummated on or before May 8, 2006, the exercise price per share would be $4.31 and be decreased by $.31 each month after May 8, 2006 until the earlier to occur of (i) November 8, 2006 and (ii) the date a registration statement with respect to an initial public offering of our common stock was declared effective by the Securities and Exchange Commission; provided further, however, that in no event would the exercise price be less than $1.00 per share. Since the consummation of our initial public offering occurred on October 24, 2006, the exercise price is $2.76 per share. These purchase rights are exercisable at any time and from time to time during the period from November 8, 2005 to November 8, 2010.

        PROPOSED FINANCING.

        We are currently negotiating the terms of a potential financing with an entity affiliated with Steven Gluckstern, our Chairman, President and Chief Executive Officer, under which we will have the right to borrow up to $2.5 million. For a description of the proposed financing, see Proposal No. 3 of this proxy statement.

        We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. At the time of the above referenced transactions, we did not have sufficient disinterested directors to approve or ratify such transactions. However, all such transactions have been reviewed by the audit committee of our Board of Directors and ratified by them. All future transactions between us and our officers, directors and principal shareholders and their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by our audit committee or another independent committee of our Board of Directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information regarding ownership of shares of our common stock, as of February 24, 2009:

         o by each person known by us to be the beneficial owner of 5% or more of our common stock;

         o        by each of our directors and executive officers; and

         o        by all of our directors and executive officers as a group.

         Except as otherwise indicated, each person and each group shown in the table below has sole voting and investment power with respect to the shares of common stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of our common stock over which he or she has or shares, directly or indirectly, voting or investment power or of which he or she has the right to acquire beneficial ownership at any time within 60 days. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares. Common stock beneficially owned and percentage ownership as of February 24, 2009 were based on 10,116,930 shares outstanding. Unless otherwise indicated, the address of each beneficial owner is c/o Ivivi Technologies, Inc., 135 Chestnut Ridge Road, Montvale, NJ 07645.

                                                                           SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER, OFFICERS AND DIRECTORS                            NUMBER                %

ADM Tronics Unlimited, Inc. (1)                                           3,250,000             32.1%
Andre' A. DiMino (1)(2)                                                   2,083,919             19.5%
David Saloff (3)                                                            723,125              6.9%
Alan V. Gallantar (4)                                                        93,333                 *
Edward J. Hammel (5)                                                        136,063              1.3%
Kenneth Abramowitz (6)                                                      132,347              1.3%
Steven M. Gluckstern (7)                                                  1,052,328              9.7%
Louis J. Ignarro (8)                                                         33,333                 *
Pamela J. Newman (9)                                                         33,333                 *
Jeffrey A. Tischler (10)                                                     33,333                 *
Anita How Waxman (11)                                                             0                 0
Sherleigh Associates Defined Benefit Pension Plan (12)                      635,268              6.0%
All directors and executive officers as a group (8 persons)(13)           3,803,176             31.2%

----------------
 *       Less than 1%.

(1) Andre' DiMino, our Vice Chairman and Executive Vice President and Chief Technology Officer, has the right to vote approximately 36% of the outstanding common stock of ADM Unlimited, Inc. In addition, Mr. DiMino, together with other members of the DiMino family, has the right to vote approximately 39% of the outstanding common stock of ADM Unlimited, Inc.

(2) Represents: (i) 586,918 shares of common stock issuable upon exercise of options that are exercisable within 60 days of February 24, 2009; (ii) 186,875 shares of common stock owned of record by Mr. DiMino including 16,250 shares of common stock subject to a share purchase right agreement among Mr. DiMino, David Saloff, Edward J. Hammel, Sean Hagberg, Ph.D., Arthur Pilla, Ph.D. and Steven Gluckstern pursuant to which Mr. Gluckstern has the right to purchase such shares from Mr. DiMino during the period from November 8, 2005 to November 8, 2010; and (iii) 1,310,126 shares of common stock beneficially owned by David Saloff, Edward Hammel and certain other of our shareholders (excluding shares underlying options held by such shareholders) which are subject to a voting agreement under which Mr. DiMino has the right to vote such shares. Mr. DiMino disclaims beneficial ownership of the shares beneficially owned by David Saloff and Edward J. Hammel and such other shareholders. The voting agreement, with respect to shares held by, and shares underlying options held by, the shareholders party thereto, other than one shareholder, shall terminate on October 24, 2009, and with respect to 81,250 shares of such common stock, shall terminate upon the earlier to occur of October 24, 2009 and the purchase of such shares by Mr. Gluckstern pursuant to the share purchase right agreement. Mr. DiMino shall have the right to vote the 349,375 shares of common stock beneficially owned by the other shareholder indefinitely unless and until such right is terminated by Mr. DiMino and such other shareholder. Excludes 120,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of February 24, 2009.

(3) Represents: (i) 325,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of February 24, 2009; and (ii) 398,125 shares of common stock owned of record by Mr. Saloff, all of which shares are subject to a voting agreement under which Mr. DiMino has the right to vote such shares, including 30,875 shares of common stock subject to a share purchase right agreement among Mr. Saloff, Mr. DiMino, Mr. Hammel, Dr. Hagberg, Dr. Pilla and Mr. Gluckstern pursuant to which Mr. Gluckstern has the right to purchase such shares from Mr. Saloff during the period from November 8, 2005 to November 8, 2010. The voting agreement, with respect to 692,250 shares of our common stock (including 325,000 shares underlying options to purchase shares held by Mr. Saloff that are exercisable within 60 days of February 24, 2009), shall terminate on October 24, 2009 and with respect to 30,875 shares of our common stock, shall terminate upon the earlier to occur of October 24, 2009 and the purchase of such shares by Mr. Gluckstern pursuant to the share purchase right agreement. Excludes 120,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of February 24, 2009.

(4) Represents 93,333 shares of common stock issuable upon exercise of options that are exercisable within 60 days of February 24, 2009. Excludes 106,667 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of February 24, 2009.

(5) Represents: (i) 32,500 shares of common stock issuable upon exercise of options that are exercisable within 60 days of February 24, 2009; and (ii) 103,563 shares of common stock owned of record by Mr. Hammel, all of which shares are subject to a voting agreement under which Mr. DiMino has the right to vote such shares, including, 8,125 shares of common stock subject to a share purchase right agreement among Mr. Hammel, Mr. DiMino, Mr. Saloff, Dr. Hagberg, Dr. Pilla and Mr. Gluckstern pursuant to which Mr. Gluckstern has the right to purchase such shares from Mr. Hammel during the period from November 8, 2005 to November 8, 2010. The voting agreement, with respect to 125,938 shares of our common stock (including 32,500 shares underlying options to purchase shares held by Mr. Hammel that are exercisable within 60 days of February 24, 2009) shall terminate on October 24, 2009 and with respect to 8,125 shares of our common stock, shall terminate upon the earlier to occur of October 24, 2009 and the purchase of such shares by Mr. Gluckstern pursuant to the share purchase right agreement. Excludes 60,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of February 24, 2009.

(6) Represents: (i) 49,020 shares of common stock beneficially owned by Kenneth
S. Abramowitz & Co., Inc., an investment fund wholly-owned by Mr. Abramowitz;
(ii) 49,994 shares of common stock underlying warrants beneficially owned by Kenneth S. Abramowitz & Co., Inc., an investment fund wholly-owned by Mr. Abramowitz, that are exercisable within 60 days of February 24, 2009; and (iii) 33,333 shares of common stock issuable upon exercise of options to purchase shares of our common stock that are exercisable within 60 days. Excludes 6,667 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of February 24, 2009 and 10,000 shares of common stock underlying options issuable to Mr. Abramowitz on the date of our Annual Meeting under our 2004 Amended and Restated Equity Incentive Plan.

(7) Represents: (i) 196,078 shares of common stock beneficially owned by Ajax Capital LLC, an investment fund wholly-owned by Mr. Gluckstern; (ii) 81,250 shares of common stock issuable upon exercise of rights to purchase an aggregate of up to 81,250 shares of common stock during the period from November 8, 2005 to November 8, 2010 granted by Mr. DiMino, Mr. Saloff, Mr. Hammel, Dr. Hagberg and Dr. Pilla pursuant to a share purchase right agreement, 65,000 shares of which are subject to a voting agreement under which Mr. DiMino has the right to vote such shares; provided, however, that the voting agreement with respect to such shares shall terminate on October 24, 2009 and the purchase of such shares by Mr. Gluckstern pursuant to the share purchase right agreement; and (iii)

775,000 shares of our common stock issuable upon exercise of options to purchase shares of our common stock that are exercisable within 60 days of February 24, 2009. See footnote numbers (2) and (3). In addition, Mr. Gluckstern will receive additional grants of restricted stock as set forth under "-- Executive Compensation - Employment Agreements" and "Proposal No. 2 - Approval of the Equity Incentive Plan."

(8) Represents: 33,333 shares of our common stock issuable upon exercise of options to purchase shares of our common stock issuable upon exercise of options to purchase shares of our common stock that are exercisable within 60 days of February 24, 2009. Excludes 6,667 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of February 24, 2009 and 10,000 shares of common stock underlying options issuable to Dr. Ignarro on the date of our Annual Meeting under our 2004 Amended and Restated Equity Incentive Plan. Dr. Ignarro has elected not to stand for re-election at our annual meeting.

(9) Represents: 33,333 shares of our common stock issuable upon exercise of options to purchase shares of our common stock issuable upon exercise of options to purchase shares of our common stock that that are exercisable within 60 days of February 24, 2009. Excludes 6,667 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of February 24, 2009 and 10,000 shares of common stock underlying options issuable to Ms. Newman on the date of our Annual Meeting under our 2004 Amended and Restated Equity Incentive Plan.

(10) Represents: 33,333 shares of our common stock issuable upon exercise of options to purchase shares of our common stock issuable upon exercise of options to purchase shares of our common stock that that are exercisable within 60 days of February 24, 2009. Excludes 6,667 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of February 24, 2009 and 10,000 shares of common stock underlying options issuable to Mr. Tischler on the date of our Annual Meeting under our 2004 Amended and Restated Equity Incentive Plan.

(11) Ms. Waxman is a nominee for election as a director at our Annual Meeting.

(12) Represents: (i) 118,400 shares of common stock beneficially owned by Sherleigh Associates Inc. Profit Sharing Plan; and (ii) 516,869 shares of common stock underlying warrants held by Sherleigh Associates Defined Profit Sharing Plan. Jack Silver is trustee of the Sherleigh Associates, Inc. Profit Sharing Plan and has voting and investment control over such securities. The address for the reporting person is SIAR Capital LLC, 660 Madison Avenue, New York, New York, 10021. The foregoing information was derived from a schedule 13G /A, which was filed on behalf of the reporting person on February 17, 2009.

(13) See footnotes (1) through (4) and (6) through (11).

                                 PROPOSAL NO. 2

                      APPROVAL OF THE EQUITY INCENTIVE PLAN

GENERAL

         On February 26, 2009, our Board of Directors adopted the Ivivi Technologies, Inc. 2009 Equity Incentive Plan (the "Equity Incentive Plan"), subject to the approval of our shareholders, and voted to cease making any further stock option grants under the Company's 2004 Amended and Restated Stock Option Plan, as amended (the "2004 Plan"), subject to approval of our shareholders of the Equity Incentive Plan. As of February 26, 2009, there were 959,345 shares of common stock with respect to which options were available for grant under the 2004 Plan which will no longer be granted under the 2004 Plan, subject to approval by our shareholders of the Equity Incentive Plan.

         Stock options granted under the 2004 Plan will continue in effect under the terms and conditions of the 2004 Plan. The Equity Incentive Plan permits the grant of stock options and, unlike the 2004 Plan, also permits the grant of stock-settled stock appreciation rights and restricted and unrestricted stock awards.

         The general purpose of the Equity Incentive Plan is to provide an incentive to our employees, directors and consultants, including employees and consultants of any parent or subsidiary, by enabling them to share in the future growth of our business. The Board of Directors believes that the granting of stock options and other equity awards promotes continuity of management and increases incentive and personal interest in our welfare by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

         The Board believes that the Equity Incentive Plan will advance our interests by enhancing our ability to (a) attract and retain employees, directors and consultants who are in a position to make significant contributions to our success; (b) reward employees, directors and consultants for these contributions; and (c) encourage employees, directors and consultants to take into account our long-term interests through ownership of our shares.

DESCRIPTION OF THE EQUITY INCENTIVE PLAN

         The following description of the principal terms of the Equity Incentive Plan is a summary and is qualified in its entirety by the full text of the Equity Incentive Plan, which is attached as APPENDIX A hereto.

         ADMINISTRATION. The Equity Incentive Plan provides that it may be administered by the Board of Directors or by one or more committees appointed by the Board of Directors (as the case may be, the "Administrator").

         The Equity Incentive Plan was adopted by the Board, subject to stockholder approval, on March 1, 2009 and has a term of ten years measured from the date of its adoption. Accordingly, no grants may be made under the Equity Incentive Plan after March 1, 2019, but the Equity Incentive Plan will continue thereafter while previously granted options, rights and awards remain subject to the Equity Incentive Plan.

         TYPES OF OPTIONS AND OTHER AWARDS. The Equity Incentive Plan authorizes the Administrator to grant options ("Options") that are Incentive Stock Options within the meaning of Section 422 of the Code, Nonstatutory Stock Options or a combination of both. In addition, the Equity Incentive Plan authorizes the Administrator to grant Stock Appreciation Rights ("SARs"), and Restricted and Unrestricted Stock Awards ("Awards").

         The Equity Incentive Plan provides, as did the 2004 Plan, for automatic grants of Nonstatutory Stock Options to our non-employee directors ("Non-employee Director Options"). Upon initial election or appointment to the Board, a non-employee director will receive a Nonstatutory Stock Option to purchase 20,000 shares of common stock. Each non-employee director also will receive a Nonstatutory Stock Option to purchase 20,000 shares of common stock on the date of each annual meeting of shareholders (but will not receive a grant in the same calendar year as the initial grant of options unless the individual has served on the board for the six months preceding the annual meeting).

         ELIGIBILITY. All our officers, employees, directors and consultants and our subsidiaries are eligible to receive Options, SARs, and Awards under the Equity Incentive Plan (approximately 25 persons as of February 24, 2009). Other than automatic grants of Non-employee Director Options, grants of Options, SARs, and Awards under the Equity Incentive Plan are discretionary, and we are, except to the extent indicated below, unable, at the present time, to determine the identity or number of directors, officers and other employees who may be granted Options, SARs, and Awards under the Equity Incentive Plan in the future.

         SHARES SUBJECT TO THE EQUITY INCENTIVE PLAN. Subject to adjustments set forth in the Equity Incentive Plan, the aggregate number of shares of common stock available for issuance in connection with all Options, SARs, and Awards granted to employees and consultants under the Equity Incentive Plan will be 3,750,000, in each case subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may be granted under the Equity Incentive Plan with respect to all of those shares.

         If any Option, SAR or Award granted under the Equity Incentive Plan terminates without having been exercised in full or if any Award is forfeited, the number of shares of common stock as to which such Option or SAR was not exercised or Award has been forfeited shall be available for future grants within certain limits under the Equity Incentive Plan. No employee, director or consultant may receive Options or SARs relating to more than 2,000,000 shares of common stock in the aggregate in any year.

         TERMS AND CONDITIONS OF OPTIONS. Except with respect to Non-employee Director Options, the Administrator determines the exercise price of Options granted under the Equity Incentive Plan. The exercise price of Options may not be less than the fair market value, on the date of grant, per share of common stock issuable upon exercise of the Option (or 110% of fair market value in the case of Incentive Stock Options granted to a ten-percent stockholder). The exercise price of Non-employee Director Options is the fair market value, on the date of grant, per share of common stock issuable upon exercise of the Option.

         If on the date of grant the common stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the date of grant (or, if no trades were made on the date of grant, for the last trading day before the date of grant). If no such prices are available, the fair market value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method. On February 24, 2009, the closing sale price of a share of common stock on the Nasdaq Capital Market was $0.23.

         No option may be exercisable for more than ten years (five years in the case of an Incentive Stock Option granted to a ten-percent stockholder) from the date of grant. Options (other than Non-employee Director Options) issued under the Equity Incentive Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant. No employee may receive Incentive Stock Options that first become exercisable in any calendar year in an amount exceeding $100,000.

         Generally, the option price may be paid (a) in cash or by certified check, (b) through delivery of shares of common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Administrator also is authorized to establish a cashless exercise program.

         No Option may be transferred other than by will or by the laws of descent and distribution, and during a recipient's lifetime an Option may be exercised only by the recipient. Unless otherwise provided by the Administrator, Options that are exercisable at the time of a recipient's termination of service with us will continue to be exercisable for three months, unless the optionee terminates employment or service with us due to death, disability or retirement in which case the Option will be exercisable for a period of one year, or for cause, in which case the Option will cease to be exercisable upon termination.

         STOCK AWARDS. The Administrator also may grant an Award of restricted stock, restricted stock units ("Restricted Stock Units") or unrestricted stock to any eligible employee, consultant or director. Under a restricted stock Award, shares of common stock that are the subject of the Award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the Award having vested or if the performance goals established by the Administrator as a condition of vesting are not achieved. Shares of common stock subject to a restricted stock Award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse. Unless otherwise determined by the Administrator, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

         Under a Restricted Stock Unit Award, Restricted Stock Units that are the subject of the Award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the Award having vested or if the performance goals established by the Administrator as a condition of vesting are not achieved. To the extent that the Award of Restricted Stock Units vests, the recipient shall become entitled to receive a number of shares of common stock equal to the number of Restricted Stock Units that became vested. Restricted Stock Units cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award and during a recipient's lifetime may be exercised only by the recipient. Prior to the delivery of shares of common stock with respect to an Award of Restricted Stock Units, the recipient shall have no rights as a shareholder of the Company.

         Unrestricted stock Awards are grants of shares of common stock that are not subject to forfeiture.

         To the extent that the Administrator grants Awards that are subject to the satisfaction of performance goals specified by the Administrator ("Performance Awards"), the Administrator shall establish the specified levels of performance goals. Performance goals may be weighted for different factors and measures. The Administrator will have discretion to make adjustments to a Performance Award in certain circumstances, such as when a person is promoted into a position of eligibility for a Performance Award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or other similar circumstances deemed appropriate by the Administrator. The Administrator may also increase or decrease an Award to any individual, except that, an Award intended to be "qualified performance-based compensation" for purposes of
Section 162(m) of the Code, may not be increased. The Administrator will certify the degree of attainment of performance goals after the end of each year.

         If Awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as "performance-based compensation," the performance criteria will be selected from among the following, which may be applied to us as a whole, or to an individual recipient, or to a department, unit, division or function within our company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Administrator deems appropriate and, if the Administrator so determines, net of or including dividends) before or after interest and taxes ("EBIT") or before or after interest, taxes, depreciation, and amortization ("EBITDA"); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales;
(h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; or (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

         STOCK APPRECIATION RIGHTS. A SAR may be granted by the Administrator either alone, or in tandem with, Options or other Awards under the Equity Incentive Plan. A SAR shall relate to such number of shares of common stock as the Administrator determines. Each SAR will have an exercise period determined by the Administrator not to exceed ten years from the date of grant. Upon exercise of a SAR, the holder will receive a number of shares of common stock equal to (i) the number of shares for which the SAR is exercised times the appreciation in the fair market value of a share of common stock between the date the SAR was granted and its date of exercise; divided by (ii) the fair market value of a share of common stock on the date that the SAR is exercised.

         EFFECT OF CERTAIN CORPORATE TRANSACTIONS. In the event that we liquidate or dissolve, to the extent not previously exercised or settled, and unless otherwise determined by the Administrator, Options and SARs shall terminate immediately prior to the liquidation or dissolution. In the event that we merge or consolidate with another corporation, or if we sell substantially all of our assets, or if a person or entity or a group of persons and/or entities acting in concert becomes the beneficial owner of more than 50% of our outstanding securities (any of the foregoing, a "Corporate Transaction"), then except as otherwise provided in the applicable grant agreement, each Option or SAR will either be assumed or substituted by the successor corporation. If the successor corporation refuses to assume the Options and/or SARs, the Options and/or SARs will become fully vested and exercisable for a specified period, and then terminate. In the event of a Corporate Transaction in which the successor corporation does not assume or substitute each outstanding Award, unless otherwise provided in the Award agreement, all vesting periods and conditions under the Award will be deemed to be satisfied.

         AMENDMENT, TERMINATION. The Equity Incentive Plan may be amended or terminated at any time by the Board, except that no amendment may be made without shareholder approval if such approval is required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or other applicable law, and no amendment or revision may alter or impair an outstanding Option, SAR or Award without the consent of the holder thereof.

FEDERAL INCOME CONSEQUENCES

         Following is a summary of the federal income tax consequences of Option and other grants under the Equity Incentive Plan. Optionees and recipients of SARs and/or Awards granted under the Equity Incentive Plan are advised to consult their personal tax advisors before exercising an Option, SAR or Award or disposing of any stock received pursuant to the exercise of an Option, SAR or Award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

     TREATMENT OF OPTIONS

         The Code treats Incentive Stock Options and Nonstatutory Stock Options differently. However, as to both types of Options, no income will be recognized to the optionee at the time of the grant of the options under the Equity Incentive Plan, nor will we be entitled to a tax deduction at that time.

         Generally, upon exercise of a Nonstatutory Stock Option, an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee's taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a Nonstatutory Stock Option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an Incentive Stock Option and the tender is within two years from the date of grant or one year after the date of exercise of the Incentive Stock Option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the Incentive Stock Option.

         For Incentive Stock Options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a "disqualifying disposition"), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

         In general, if an optionee, in exercising an Incentive Stock Option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

         As noted above, the exercise of an Incentive Stock Option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of "adjustment" for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

     TREATMENT OF STOCK AWARDS

         Generally, absent an election to be taxed currently under Section 83(b) of the Code (a "Section 83(b) Election"), there will be no federal income tax consequences to either the recipient or us upon the grant of a restricted stock Award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and we generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a
Section 83(b) Election is made within 30 days after the date the restricted stock Award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and we generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

         The recipient of a Restricted Stock Unit Award will recognize ordinary income as and when the units vest. The amount of the income will be equal to the fair market value of the shares of the common stock issued at that time, and the Company will be entitled to a corresponding deduction. The recipient of a Restricted Stock Unit Award will not be permitted to make a Section 83(b) Election with respect to such Award.

         The recipient of an Unrestricted Stock Award will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the fair market value of the common stock at the time the Award is made.

     TREATMENT OF STOCK APPRECIATION RIGHTS

         Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will we be entitled to a deduction at that time. Upon exercise of the SAR, the holder will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the fair market value of the common stock at that time.

     POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

         Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to Options granted in the future under the Equity Incentive Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

     TAX WITHHOLDING

         We, as and when appropriate, shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an Award of shares of common stock to pay any federal, state or local taxes required by law to be withheld.

         EQUITY GRANTS

            Except Non-employee Director Options, the grant of Options, SARs and Awards under the Equity Incentive Plan is discretionary, and we cannot determine now the number or type of options, rights or other awards to be granted in the future to any particular person or group. However, as described in Proposal No. 1, in the event that the shareholders approve the Equity Incentive Plan, we plan to enter into a restricted stock award agreement with Mr. Gluckstern (the "Stock Award Agreement") on the terms and conditions set forth below and upon such additional terms and conditions determined by the Compensation Committee. The grant shall be for a number of shares of restricted common stock which equals 10% of our outstanding common stock on the date of grant (including as outstanding for purposes of these calculations the restricted common stock then being granted to Mr. Gluckstern), which as of the record date would have been a total of 1,124,103 restricted shares. The total number of restricted shares will be divided as follows: (i) approximately 14% (or 160,586 restricted shares assuming 10,116,930 outstanding shares on the date of grant) will vest over three years subject to Mr. Gluckstern's continued employment with us, (ii) approximately 29% (or 325,989 restricted shares assuming 10,116,930 outstanding shares on the date of grant) will vest if our market capitalization reaches certain pre-established targets set forth in the Stock Award Agreement or if our common stock is no longer publicly traded and (iii) approximately 57% (or 642,345) restricted shares assuming 10,116,930 outstanding shares on the date of grant) will vest only if we successfully complete a financing or series of financings up to an aggregate amount up to $20 million prior to December 31, 2010. The Stock Award Agreement would govern the grant of the awards contemplated by the terms of Mr. Gluckstern's employment agreement. The Stock Award Agreement will also provide for potential future issuances of unrestricted stock and restricted stock units to Mr. Gluckstern, subject to any necessary board and shareholder approval if an increase in the shares authorized under the 2009 Equity Incentive Plan is required. The potential future issuance of the unrestricted stock and restricted stock units would be triggered in the event that we successfully complete a financing or series of financings up to an aggregate amount up to $20 million prior to December 31, 2010, and would be designed as an equitable adjustment such that the number of shares of common stock that may be received by Mr. Gluckstern will equal up to 10% of the outstanding shares of our common stock. Notwithstanding the foregoing, the restricted shares set forth in (c) will not vest nor will any equitable adjustment be made for any financing (whether by debt, equity or otherwise) to the extent the source of the financing is Mr. Gluckstern or any of his affiliates or entities in which Mr. Gluckstern has an ownership interest. In the event that the shareholders do not approve the 2009 Equity Incentive Plan to facilitate the restricted stock grants, we will provide Mr. Gluckstern with an alternative incentive compensation award or arrangement, to be determined by our Compensation Committee, that provides the after-tax economic equivalent of the restricted stock grants, which alternative arrangement shall be subject to Mr. Gluckstern's reasonable consent and approval.

            In addition, Mr. Saloff will be granted equity incentive awards during the fiscal years ending March 31, 2009, 2010 and 2011 as determined by the Compensation Committee. The 2009 grant will have a value at the time of grant, as determined by the Compensation Committee, equal to 75% of his then current annual base salary. The 2010 and 2011 grants will have a value at the time of grant equal to 50% of his then current annual base salary. With respect to each grant, 50% of the grant will vest over time subject to his continued employment with us, and 50% will vest subject to the attainment of pre-established performance goals to be established by the Compensation Committee. Mr. DiMino also will be granted equity incentive awards during the fiscal years ending March 31, 2009, 2010 and 2011 as determined by the Compensation Committee. The 2009 grant will have a value as of the date of grant, as determined by the Compensation Committee, equal to 75% of his then current annual base salary. The 2010 and 2011 grants will have a value as of the date of grant equal to 50% of his then current annual base salary. With respect to each grant other than the initial option grant, 50% of the grant will vest over time subject to his continued employment with us, and 50% will vest subject to the attainment of pre-established performance goals to be established by the Compensation Committee.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE 2009 EQUITY INCENTIVE PLAN (ITEM 2 OF THE ENCLOSED PROXY CARD).

                                 PROPOSAL NO. 3

            APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN
                   CERTAIN EVENTS UNDER OUR PROPOSED FINANCING

BACKGROUND

         As set forth in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008, we estimate that we have sufficient sources of funds to meet our cash requirements only through March 31, 2009. As a result, we are currently negotiating the terms of a potential financing with an entity affiliated with Steven Gluckstern, our Chairman, President and Chief Executive Officer, under which we will have the right to borrow up to $2.5 million (the "Proposed Financing"). We have executed a non-binding letter of intent with respect to the Proposed Financing and are currently negotiating the definitive agreements for the Proposed Financing. Under the terms of the Proposed Financing, we will have the right to borrow up to $500,000 per month commencing on the closing of the Proposed Financing through July 1, 2009; provided that if we elect to borrow less than $500,000 in any given month, the amount not borrowed can be carried forward and will be available for borrowing in any subsequent month prior to the Maturity Date (as defined below). Borrowings under the Proposed Financing will be evidenced by a note (the "Note") and shall bear interest at a rate of 12% per annum (which would increase to 18% after default) and shall mature on the earlier of (i) a subsequent financing of equity (or debt that is convertible into equity) by us of at least $5.0 million (a "Qualified Financing"), (ii) July 31, 2009 and (iii) the first date on which our shareholders shall vote not to approve the proposals described herein (the "Maturity Date"); provided that we shall have the right to extend such maturity date for an additional 30 days if we have cash and cash equivalents of at least $1.0 million on the date of such requested extension. In the event we complete a Qualified Financing prior to the Maturity Date, then the holder of the Note shall have the right to elect to either (i) have the principal and interest on the Note repaid by us or (ii) convert the principal amount of and all accrued interest on the Note into the securities sold by us in such Qualified Financing, at the lowest price per share paid by purchasers in the Qualified Financing. In the event we are unable to complete a Qualified Financing by the Maturity Date, then the holder shall have the right to convert the Note into shares of our common stock at an initial conversion price equal to $0.23 per share (the "Conversion Price"). In addition, if (a) an event of default occurs under the Note or (b) on or prior to the Maturity Date, we (i) merge or consolidate with another person (other than a merger effected solely for the purpose of changing its jurisdiction of incorporation), (ii) issue, sell or transfer shares of our capital stock (or any holder of such shares issues, sells or transfers shares of our capital stock) which results in the holders of our capital stock immediately prior to such issuance, sale or transfer ceasing to continue to hold at least 51% by voting power of our capital stock, (iii) sell, lease, abandon, transfer or otherwise dispose of all or substantially all our assets or (iv) liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, then the holder shall have the right to convert the Note into shares of our common stock at the Conversion Price.

         The definitive loan documents are expected to contain customary affirmative and negative covenants and events of default. Borrowings under the Note will be secured by a first lien on all of our assets.

         In connection with the Proposed Financing, we would also issue warrants to the lender (the "Warrants"). In the event we are unable to complete the Qualified Financing prior to the Maturity Date, then the lender may thereafter exercise such Warrants into that number of shares of common stock equal to $2.5 million divided by the Conversion Price and would be exercisable at the Conversion Price; provided, however that in the event we complete a Qualified Financing, then the holder of the Warrants will thereafter have the right to exercise the Warrants for such number of securities sold by us in such Qualified Financing that could have been acquired by the lender based on the $2.5 million principal amount of the loan at an exercise price equal to the price of the securities sold in the Qualified Financing. In the event that we extend the Maturity Date as set forth above, then the Warrants will be exercisable for an additional $500,000 worth of securities. The Warrants may also provide for cashless exercise.

         In addition to customary mechanical adjustments with respect to stock splits, reverse stock splits, recapitalizations, stock dividends, stock combinations and similar events, we also expect the Note and the Warrants to provide for certain "weighted average anti-dilution" adjustments whereby if shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of its common stock (such other securities, including, without limitation, convertible notes, options, stock purchase rights and warrants, "Convertible Securities") are issued by us other than in connection with certain excluded securities (which is expected to include a Qualified Financing and will be defined in the definitive documents), the conversion price of the Note and the Warrants will be reduced to reflect the "dilutive" effect of each such issuance (or deemed issuance upon conversion, exercise or exchange of such Convertible Securities) of our common stock relative to the holders of the Note and the Warrants.

         In connection with "dilutive" issuances (as described above) other than excluded securities, the conversion price of the Note and exercise price of the Warrants in effect immediately prior to a dilutive issuance will be reduced to an amount equal to the quotient determined by dividing (A) the sum of (i)(a) the product derived by multiplying the conversion price in effect immediately prior to such dilutive issuance and (b) the sum of the number of shares of our common stock outstanding immediately prior to such dilutive issuance plus the number of shares of our common stock deemed to be outstanding assuming the exercise, exchange and conversion of all of our outstanding Convertible Securities for the maximum number of shares underlying such securities immediately prior to such dilutive issuance (collectively, the "Deemed Outstanding Share Amount"), plus
(ii) the consideration, if any, received by us upon such dilutive issuance, by
(B) the Deemed Outstanding Share Amount immediately after such dilutive issuance.

         The Proposed Financing is subject to the negotiation and execution of definitive documents and we may not be able to complete the Proposed Financing in a timely manner or at all.

REASONS FOR SEEKING STOCKHOLDER APPROVAL

         As a Nasdaq-listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers (the "Marketplace Rules"). NASD Marketplace Rule 4350(i)(1) provides that an issuer is required to seek stockholder approval (i) when the issuance or potential issuance could result in a change of control of the issuer (NASD Marketplace Rule 4350(i)(1)(B))(the "Change of Control Rule"), (ii) for the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock (NASD Marketplace Rule 4350(i)(1)(D)(ii)) (the "20% Rule") and (iii) when stock may be acquired by officers, directors, employees, or consultants at a price less than the market price of our common stock (NASD Marketplace Rule 4350(i)(1)(A)) (the "Compensation Rule" and together with the Change of Control Rule and the 20% Rule, the "Stockholder Approval Rules").

         It is important to note that, under the NASD Marketplace Rules, the issuance of the Note and the Warrant alone does not violate any Stockholder Approval Rules. The reason for seeking such shareholder approval is that the aggregate number of shares of common stock issuable under the Note and the Warrants exceeds 20% of our outstanding shares of common stock, which under the Marketplace Rules could be deemed to be a change of control under the Change of Control Rule. In addition, the initial $0.23 conversion price of the Note and the initial $0.23 exercise price of the Warrants could be lower than the market value of our common stock on the date the parties enter into the definitive loan documents and issue the Warrants. In such event, the conversion of the Note and exercise of the Warrant could result in a violation of the 20% Rule and the Compensation Rule. As a result, the terms of the Note and the Warrants contain a prohibition on the ability of the holder to covert the Note or exercise the Warrants prior to our receipt of shareholder approval. In addition, the terms of the definitive documents are expected to require us to submit this proposal to our shareholders for their approval and to use our best efforts to obtain such approval. In the event we fail to obtain such approval, we expect that we will be required to call a meeting of our shareholders every six months in order to obtain such approval. Our executive officers and directors and our largest shareholder, ADM Tronics Unlimited, Inc. are expected to enter into agreements whereby they would agree to vote all of the shares beneficially owned by them or they have the power to vote such shares in favor of the Stockholder Approval Proposal.

EFFECT OF A STOCKHOLDER APPROVAL

         If the proposal is approved, the lender would have the right to declare a default under the Note and require us to repay all principal and interest outstanding under the Note. In addition, we would no longer have the ability to borrow additional amounts under the Note and we would need to find alternative financing in order to operate our business. Also, if the proposal is not approved, we will have the flexibility to allow the holders of the Note to convert the Note and take principal and interest payments in stock rather than requiring us to repay the Note in cash, which we may not be able to do. In addition, this will allow the holder to exercise the Warrants.

EFFECT OF A FAILURE TO OBTAIN STOCKHOLDER APPROVAL

         If the proposal is not approved, we would be required to make all payments of principal and interest on the Note (a total of $2.5 million) in cash. In the absence of such flexibility, however, we might be left with no ability to avoid defaulting on the Note. Additionally, the terms of the definitive documents under which we will issue the Note and the Warrants will require us to submit this proposal to our stockholders for their approval and to use our best efforts to obtain such approval. In the event we fail to obtain such approval, we will be required to continue to submit the proposal to our stockholders at special meetings to be held every six months until it is approved, which will result in increased costs and expenses to us.

     BOARD RECOMMENDATION

         Our Board of Directors has determined that is in the best interests of us and our shareholders to approve the proposal set forth above and permit conversion of the Note and exercise of the Warrants in shares of our common stock in compliance with Nasdaq rules. Accordingly, our Board of Directors unanimously recommends that you vote "FOR" the proposal.

VOTE REQUIRED

         The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; and abstentions and broker non-votes will not have any effect on the outcome of this proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PERMITTING ISSUANCES OF OUR COMMON STOCK IN CERTAIN EVENTS UNDER THE PROPOSED FINANCING (ITEM 3 OF THE ENCLOSED PROXY CARD).

                                 PROPOSAL NO. 4

                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee has reappointed Raich Ende Malter & Co. LLP as the independent registered public accounting firm to audit our financial statements for the current fiscal year, subject to the ratification of such appointment by our shareholders.

         Representatives of the firm of Raich Ende Malter & Co. LLP are expected to be present at the annual meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

AUDIT AND AUDIT RELATED FEES

            Raich Ende Malter & Co. LLP served as the independent registered public accounting firm that audited our financial statements for the fiscal years ended March 31, 2008 and 2007. The aggregate fees billed by Raich Ende Malter & Co. LLP for professional services rendered during the fiscal years ended March 31, 2008 and 2007 were as follows:


                        MARCH 31, 2008   MARCH 31, 2007
                        --------------   --------------

Audit fees (1)            $126,792          $ 89,165
Audit related fees              --                --
Tax fees (2)                15,762            27,194
All other (3)                   --           116,979
                          --------          --------
Total fees                $142,554          $233,338
                          ========          ========



(1) Includes the audit of our annual financial statements for the fiscal years ended March 31, 2008 and 2007, and for the review of the financial statements included in our Quarterly Reports on Form 10-QSB for the fiscal years ended March 31, 2008 and 2007.

(2) Includes fees related to the preparation of tax returns during fiscal years ended March 31, 2008 and 2007.

(3) Includes fees relating professional services not listed above, including the review of our registration statement relating to our initial public offering which was consummated in October 2006 for our fiscal year ended March 31, 2007.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

            The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF RAICH ENDE MALTER & CO. LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2009 (ITEM 4 OF THE ENCLOSED PROXY CARD).

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish us with copies of all Section 16(a) reports that they file.

         Based solely upon a review of Forms 3 and 4 and amendments to these forms furnished to us, all parties subject to the reporting requirements of
Section 16(a) filed all such required reports during and with respect to the fiscal year ended March 31, 2008, except that Dr. Louis J. Ignarro, one of our directors, filed a Form 4 with respect to his receipt of options to purchase shares of our common stock four business days following the date such Form 4 was due, and Jack Silver, a 10% beneficial holder, filed a Form 4 with respect to the sale of shares of our common stock one business day following the date such Form 4 was due.

                 SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholder proposals to be presented at our 2008 Annual Meeting of Stockholders, for inclusion in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices, 135 Chestnut Ridge Road, Montvale, NJ 07645, addressed to the Secretary, on or before November __ 2009. If, however, our 2008 Annual Meeting of Shareholders is changed by more than thirty (30) days from the date of the annual meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2009 Annual Meeting of Stockholders. Such shareholder proposals must comply with our bylaws and the requirements of Regulation 14A of the Exchange Act.

         Rule 14a-4 of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the proxy statement. With respect to our 2009 Annual Meeting of Stockholders, if we are not provided notice of a shareholder proposal prior to January __, 2010, we will be permitted to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                                  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

                                           By order of the Board of Directors,


                                           /s/ Andre' A. Dimino
                                           --------------------
                                           Andre' A. DiMino
                                           SECRETARY
Dated: March __, 2009



A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2008 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                                                      APPENDIX A


                            IVIVI TECHNOLOGIES, INC.

                           2009 EQUITY INCENTIVE PLAN

         1. PURPOSES OF THE PLAN. The purposes of the Ivivi Technologies, Inc. 2009 Equity Incentive Plan (the "Plan") are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and any Parent or Subsidiary. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Awards, Unrestricted Share Awards and Stock Appreciation Rights also may be granted under the Plan.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  "Administrator" means a Committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan or, if there is no such Committee, the Board.

                  "Applicable Laws" means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

                  "Award" means an Option, a Stock Appreciation Right, a Stock Award and/or the grant of Unrestricted Shares.

                  "Board" means the Board of Directors of the Company.

                  "Cause" unless otherwise defined in the instrument evidencing the Award or in an employment or services agreement between the Company or a Related Company and a Participant, means, with respect to any Participant, such Participant's (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on, or misappropriation of any funds or property of, the Company or any Parent or Subsidiary; (iii) personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Participant's duties; (v) chronic use of alcohol, drugs or other similar substances which affects the Participant's performance of services; or (vi) material breach of any provision of any employment, services, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company or any Parent or Subsidiary, all as reasonably determined by the Administrator, which determination will be conclusive.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

                  "Common Stock" means the common stock, no par value, of the Company.

                  "Company" means Ivivi Technologies, Inc., a New Jersey corporation.

                  "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee or a Director.

                  "Corporate Transaction," unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Company or a Related Company and a Participant, means consummation of either:

                  (a) a merger or consolidation of the Company with or into any other corporation, entity or person; or

                  (b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or all or substantially all the Company's assets.

                  Notwithstanding the foregoing, a Corporate Transaction shall not include a Related Party Transaction.

                  "Director" means a member of the Board.

                  "Disability" unless otherwise defined by the Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity.

                  "Employee" means any person, including officers and Directors (other than Non-Employee Directors), serving as an employee of the Company or any Parent or Subsidiary. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i) if the Common Stock is listed on any established
stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii) if the Common Stock is regularly quoted by a
recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                           (iii) if neither clause (i) above nor clause (ii)
above applies, the Fair Market Value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.

                  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  "Non-Employee Director" means a Director who is not an Employee.

                  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  "Option" means a stock option granted pursuant to the Plan.

                  "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

                  "Optioned Stock" means the Common Stock subject to an Option.

                  "Optionee" means the holder of an outstanding Option granted under the Plan.

                  "Parent" means a "parent corporation" of the Company (or, in the context of Section 16(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  "Participant" shall mean any Service Provider who holds an Option, a Stock Award, Unrestricted Shares or Stock Appreciation Rights granted or issued pursuant to the Plan.

                  "Related Company" means any entity that, directly or indirectly, is in control of or is controlled by the Company.

                  "Related Party Transaction" means (a) a merger or consolidation of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger; (b) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all the Company's assets to a wholly-owned subsidiary corporation; (c) a mere reincorporation of the Company; or (d) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company's securities immediately before such transaction.

                  "Retirement" unless otherwise defined by the Administrator from time to time for purposes of the Plan, means retirement on or after the individual's normal retirement date under the Company's 401(k) plan or other similar successor plan applicable to salaried employees.

                  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

                  "Section 16(b)" means Section 16(b) of the Exchange Act.

                  "Service Provider" means an Employee, Director or Consultant.

                  "Service Termination Date" means, with respect to a Participant, the first day upon which the Participant no longer has an employment or service relationship with the Company or any Related Company.

                  "Share" means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

                  "Stock Appreciation Right" means a right awarded pursuant to
Section 14 of the Plan.

                  "Stock Award" means an Award of Shares pursuant to Section 11 of the Plan or an award of Restricted Stock Units pursuant to Section 12 of the Plan.

                  "Stock Award Agreement" means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.

                  "Stock Award Shares" means Shares subject to a Stock Award.

                  "Stock Awardee" means the holder of an outstanding Stock Award granted under the Plan.

                  "Subsidiary" means a "subsidiary corporation" of the Company (or, in the context of Section 16(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  "Unrestricted Shares" means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

         3. STOCK SUBJECT TO THE PLAN. The maximum aggregate number of Shares that may be issued under the Plan is 3,750,000 Shares, all of which may be issued in respect of Incentive Stock Options. The maximum number of Shares subject to Options and Stock Appreciation Rights which may be issued to any Participant under this Plan during any calendar year is 2,000,000 Shares. The class and aggregate number of Shares referred to in this paragraph shall be subject to adjustment in accordance with Section 16(a) of the Plan.

         The Shares may be authorized but unissued, or reacquired, shares of Common Stock. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares underlying a Stock Award are forfeited, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan.

         4. ADMINISTRATION OF THE PLAN.

                  (a)      PROCEDURE.

                           (i) MULTIPLE ADMINISTRATIVE BODIES. Different Committees with respect to different groups of Service Providers may administer the Plan.

                           (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of
         Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of
         Section 162(m) of the Code and the regulations promulgated thereunder.

                           (iii) RULE 16b-3. If the Company is subject to
         Section 16(b), the transactions contemplated hereunder shall (from the date that the Company is first subject to Section 16(b)), be structured to satisfy the requirements for exemption under Rule 16b-3.

                           (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

                  (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

                           (i) to determine the Fair Market Value;

                           (ii) to select the Service Providers to whom Options,
Stock Awards, Unrestricted Shares and Stock Appreciation Rights may be granted hereunder;

                           (iii) to determine the number of shares of Common
Stock to be covered by each Award granted hereunder;

                           (iv) to approve forms of agreement for use under the
Plan;

                           (v) to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Appreciation Right or Stock Award, or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                           (vi) to construe and interpret the terms of the Plan,
Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

                           (vii) to prescribe, amend and rescind rules and
regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                           (viii) to modify or amend each Award (subject to
Section 19 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and/or Stock Appreciation Rights longer than is otherwise provided for in the Plan and to accelerate the time at which any outstanding Option or Stock Appreciation Right may be exercised;

                           (ix) to allow grantees to satisfy withholding tax
obligations by having the Company withhold from the Shares to be issued upon exercise of an Option or Stock Appreciation Rights that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

                           (x) to reduce the exercise price of any Option to the
then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                           (xi) to authorize any person to execute on behalf of
the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

                           (xii) to make all other determinations deemed
necessary or advisable for administering the Plan.

                  (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all holders of Awards. None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

         5. ELIGIBILITY.

                  (a) GENERAL. Nonstatutory Stock Options, Stock Appreciation Rights, Stock Awards and Unrestricted Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

                  (b) NON-EMPLOYEE DIRECTOR OPTION GRANTS.

                           (i) Each Non-Employee Director shall be granted, on
the date of such individual's initial election to the Board by shareholders or initial appointment by the Board, a Nonstatutory Stock Option to purchase 20,000 Shares at a per share option price (the "Option Price") equal to the Fair Market Value of a share of Common Stock on such date.

                           (ii) On the date of the Company's annual meeting of
shareholders, there shall be granted to each individual who is a Non-Employee Director on the date of such annual meeting a Nonstatutory Stock Option to purchase 10,000 Shares at a per share Option Price equal to the Fair Market Value of a Share on such date; provided, however, that any Non-Employee Director who receives a grant of Nonstatutory Stock Options pursuant to Section 5(b)(i) shall not be entitled to receive a grant of Nonstatutory Stock Options pursuant to this Section 5(b)(ii) in the same calendar year unless such individual shall have served on the Board for at least the preceding six months.

                           (iii) The terms of each Option granted pursuant to
this Section shall be as follows:

                                    (1) the term of the Option shall be ten (10)
years; and

                                    (2) subject to Section 16 hereof, each
Option shall vest and become exercisable as to one-third (1/3) of the Shares subject to the Option on the date of grant, one-third (1/3) of the Shares subject to the Option on the first anniversary of the date of grant, and one-third (1/3) of the Shares subject to the Option on the second anniversary of the date of grant, provided that the Optionee continues to serve as a Director on such dates.

Nothing contained in the Section 5 shall prohibit the Administrator from granting additional Awards to the Non-Employee Directors from time to time in accordance with the terms and conditions of this Plan.

         6. LIMITATIONS.

                  (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, "Incentive Stock Options" include Incentive Stock Options granted under any plan of the Company or any Parent or any Subsidiary. For the purpose of deciding which Options apply to Shares that "exceed" the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  (b) None of the Plan, any Award or any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the grantee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, for any reason or no reason.

         7. TERM OF THE PLAN. Subject to Section 23 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

         8. TERM OF OPTIONS. The term of each Option ("Option Term") shall be stated in the applicable Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

         9. OPTION EXERCISE PRICE; EXERCISABILITY.

                  (a) EXERCISE PRICE. Except as provided by Section 5(b) with respect to the grant of Nonstatutory Stock Options to Non-Employee Directors, the per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                         The exercise price per Share purchasable under an
Option will not be less than 100% of the Fair Market Value of the Option on the date of grant. However, any Incentive Stock Option granted to any Employee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of any Parent or Subsidiary will have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the date of grant.

                  (b) EXERCISE PERIOD AND CONDITIONS. At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

         10.      EXERCISE OF OPTIONS; CONSIDERATION.

                  (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and, except as provided by the Plan with respect to Nonstatutory Stock Options granted to Non-Employee Directors, at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator (or Option Agreement) provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(c) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. The Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if the Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Administrator at any time:

                         (i) Except as otherwise set forth in this Section
10(b), any portion of an Option that is not vested and exercisable on the Service Termination Date shall expire on such date.

                         (ii) Any portion of an Option that is vested and
exercisable on the Service Termination Date shall expire on the earliest to occur of:

                                    (1) if the Participant's Service Termination
Date occurs for reasons other than Cause, Retirement, Disability or death, the day which is three months after such Service Termination Date;

                                    (2) if the Participant's Service Termination
Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Service Termination Date; and (3) the last day of the Option Term (the "Option Expiration Date").

                         Notwithstanding the foregoing, if the Participant dies
after his or her Service Termination Date but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Service Termination Date shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Administrator determines otherwise.

                         Also notwithstanding the foregoing, in case of
termination of the Participant's employment or service relationship for Cause, all Options granted to that Participant shall automatically expire upon first notification to the Participant of such termination, unless the Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all of the Participant's rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant's relationship with the Company or a Related Company has ended, any Option then held by the Participant may be immediately terminated by the Administrator, in its sole discretion.

                         (iii) A Participant's transfer of employment or service
relationship between or among the Company and any Related Company, or a change in status from an employee to a consultant, agent, advisor or independent contractor or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a termination of employment or service relationship for purposes of this Section 10(b). Unless the Administrator determines otherwise, a termination of employment or service relationship shall be deemed to occur if a Participant's employment or service relationship is with an entity that has ceased to be a Related Company.

                         (iv) The effect of a Company-approved leave of absence
on the application of this Section 10(b) shall be determined by the Administrator, in its sole discretion.

                         (v) If a Participant's employment or service
relationship with the Company or a Related Company terminates by reason of Disability or death, the Option shall become fully vested and exercisable for all of the shares subject to the Option. Such Option shall remain exercisable for the time period set forth in this Section 10(b).

                  (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                           (i) cash;

                           (ii) check;

                           (iii) other Shares which (A) have been owned by the
Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                           (iv) consideration received by the Company under a
cashless exercise program implemented by the Company in connection with the Plan;

                           (v) any combination of the foregoing methods of
payment; or

                           (vi) such other consideration and method of payment
for the issuance of Shares to the extent permitted by Applicable Laws.

         11. STOCK AWARDS. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to a Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards under this Section 11 shall be subject to the following provisions:

                  (a) At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the "Restricted Period") applicable to the Stock Award Shares subject to such Stock Award. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

                  (b) The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee's benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

                  (c) Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.

                  (d) Unless otherwise provided by the Stock Award Agreement, any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee terminates employment, his or her consultancy arrangement or his or her directorship with the Company or its subsidiaries for any reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.

                  (e) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee's request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his or her beneficiary or estate, as the case may be.

         12. RESTRICTED STOCK UNITS. The Administrator may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. "Restricted Stock Units" are Awards denominated in units evidencing the right to receive Shares of Common Stock, or an amount of cash determined based upon the Fair Market Value of Shares of Common Stock, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Administrator at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law). Prior to delivery of shares of Common Stock with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a shareholder of the Company.

         Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of shares of Common Stock that are equal to the number of Restricted Stock Units that became vested. To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Administrator.

         Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee terminates employment, his or her consultancy arrangement or his or her directorship with the Company or its subsidiaries for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the Award.

         Prior to the delivery of any shares of Common Stock in connection with an award of Restricted Stock Units, the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with an award of Restricted Stock Units, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

         13. UNRESTRICTED SHARES. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

                  (a) The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

                  (b) The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

         14. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted by the Administrator either alone, in addition to, or in tandem with other Awards granted under the Plan. Each Stock Appreciation Right granted under the Plan shall be subject to the following terms and conditions:

                  (a) Each Stock Appreciation Right shall relate to such number of Shares as shall be determined by the Administrator.

                  (b) The "Award Date" (I.E., the date of grant) of a Stock Appreciation Right shall be the date specified by the Administrator, provided that that date shall not be before the date on which the Stock Appreciation Right is actually granted. The Award Date of a Stock Appreciation Right shall not be prior to the date on which the recipient commences providing services as a Service Provider. The term of each Stock Appreciation Right shall be determined by the Administrator, but shall not exceed ten years from the date of grant. Each Stock Appreciation Right shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Administrator. Unless otherwise specified by the Administrator, once a Stock Appreciation Right becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

                  (c) A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice to the Administrator. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Appreciation Right stock certificates for the Shares to which that person is entitled under Section 14(d) hereof.

                  (d) A Stock Appreciation Right shall be exercisable for Shares only. The number of Shares issuable upon the exercise of the Stock Appreciation Right shall be determined by dividing:

                           (A) the number of Shares for which the Stock
Appreciation Right is exercised multiplied by the amount of the appreciation per Share (for this purpose, the "appreciation per Share" shall be the amount by which the Fair Market Value of a Share on the exercise date exceeds (x) in the case of a Stock Appreciation Right granted in tandem with an Option, the exercise price or (y) in the case of a Stock Appreciation Right granted alone without reference to an Option, the Fair Market Value of a Share on the Award Date of the Stock Appreciation Right); by

                           (B) the Fair Market Value of a Share on the exercise
date.

         15. NON-TRANSFERABILITY. Unless determined otherwise by the Administrator, an Option, Stock Appreciation Right or Restricted Stock Unit may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Option, Stock Appreciation Right or Restricted Stock Unit transferable, such Option, Stock Appreciation Right or Restricted Stock Unit shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option. During the period when Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

         16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

                  (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, Stock Appreciation Right and Stock Award, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Appreciation Rights, Stock Awards or Unrestricted Share Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Appreciation Right or Stock Award, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.

                  (b) DISSOLUTION OR LIQUIDATION. To the extent not previously exercised or settled, and unless otherwise determined by the Administrator in its sole discretion, Options and Stock Appreciation Rights shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Option or Stock Appreciation Right has not been waived by the Administrator, the Option or Stock Appreciation Right shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

                  (c) CORPORATE TRANSACTIONS AND THEIR EFFECT ON OPTIONS AND STOCK APPRECIATION RIGHTS.

                           (i) In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option or Stock Appreciation Right (or in a written employment or services agreement between a Participant and the Company or Related Company) and except as provided in subsection (ii) below, each outstanding Option and Stock Appreciation Right shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation").

                           (ii) If, in connection with a Corporate Transaction, the Successor Corporation refuses to assume or substitute for an Option or Stock Appreciation Right, then each such outstanding Option or Stock Appreciation Right shall become fully vested and exercisable with respect to 100% of the un-vested portion of the Option or Stock Appreciation Right. In such case, the Administrator shall notify the Participant in writing or electronically that the un-vested portion of the Option or Stock Appreciation Right specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option or Stock Appreciation Right shall terminate, provided that the Corporate Transaction has occurred.

                           (iii) For the purposes of this Section 16(c), the Option or Stock Appreciation Right shall be considered assumed or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option or Stock Appreciation Right immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Administrator and its determination shall be conclusive and binding.

                           (iv) All Options and Stock Appreciation Rights shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

                  (d) FURTHER ADJUSTMENT OF OPTIONS AND STOCK APPRECIATION RIGHTS. Subject to Section 16(b) and (c), the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Options and Stock Appreciation Rights. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options or Stock Appreciation Rights so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Administrator may take such action before or after granting Options or Stock Appreciation Rights to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change of control that is the reason for such action.

                  (e) LIMITATIONS. The grant of Options or Stock Appreciation Rights shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  (f) FRACTIONAL SHARES. In the event of any adjustment in the number of shares covered by any Option or Stock Appreciation Right, each such Option or Stock Appreciation Right shall cover only the number of full shares resulting from such adjustment.

                  (g) CORPORATE TRANSACTIONS AND THEIR EFFECT ON STOCK AWARDS. In the event of a Corporate Transaction, then, absent a provision to the contrary in any particular Stock Award (in which case the terms of such Stock Award shall supercede each of the provisions of this paragraph which are inconsistent with such Stock Award), each outstanding Stock Award shall be assumed or an equivalent agreement or award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the Administrator determines that the successor corporation or a Parent or a Subsidiary of the successor corporation has refused to assume or substitute an equivalent agreement or award for each outstanding Stock Award, all vesting periods and conditions under Stock Awards shall be deemed to have been satisfied.

         17. SUBSTITUTE OPTIONS. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superceded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

         18. DATE OF GRANT. The date of grant of an Option, Stock Appreciation Right, Stock Award or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Appreciation Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

         19. AMENDMENT AND TERMINATION OF THE PLAN. The Board may modify, revise or terminate this Plan at any time and from time to time, subject to the approval of the Company's shareholders to the extent required by Applicable Laws; provided, however, that no such modification, revision, or termination of the Plan may impair the rights of any Participant without the Participant's written consent. All Awards granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Awards outstanding under this Plan at the time of such amendment, modification or revision.

         20. CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) LEGAL COMPLIANCE. Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right unless such grant or the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) INVESTMENT REPRESENTATIONS. As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right, the Company may require the person receiving such Award or exercising such Option or Stock Appreciation Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

                  (c) ADDITIONAL CONDITIONS. The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute non-compete, non-solicitation and non-disclosure covenants.

                  (d) TRADING POLICY RESTRICTIONS. Option and Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

         21. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         22. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         23. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws. Notwithstanding any provision in the Plan to the contrary, any exercise of an Option or Stock Appreciation Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 23 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 23.

         24. WITHHOLDING; NOTICE OF SALE. The Company shall be entitled to withhold from any amounts payable to an Employee any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

         25. GOVERNING LAW. This Plan shall be governed by the laws of the state of New Jersey, without regard to conflict of law principles.



                                     ADOPTED BY ACTION OF THE BOARD OF DIRECTORS
                                     ON THE ___ DAY OF ___________, 2009.

                                     ADOPTED BY SHAREHOLDERS OF THE COMPANY
                                     ON THE ___ DAY OF ___________, 20__.

                            IVIVI TECHNOLOGIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 31, 2009

         The undersigned hereby appoints Andre' DiMino and Alan Gallantar, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ivivi Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Ivivi Technologies, Inc. to be held at the offices of Lowenstein Sandler, PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, on Tuesday, March 31, 2009 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2, 3 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" THE NOMINEES LISTED BELOW.

1. To elect seven directors.

|_|      FOR all nominees below (except as authority is withheld below)

|_|      WITHHOLD AUTHORITY to vote for all nominees below

|_|      FOR all except:

              |_| Steven M. Gluckstern
              |_| Andre' A. DiMino
              |_| David Saloff
              |_| Kenneth S. Abramowitz
              |_| Pamela J. Newman
              |_| Jeffrey A. Tischler
              |_| Anita Howe Waxman

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 2.

2. To approve the adoption of the Ivivi Technologies, Inc. 2009 Equity Incentive Plan.

         |_|     FOR       |_|     AGAINST       |_|     ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 3.

3. To approve, for purposes of certain Marketplace Rules of the Nasdaq Stock Market, the issuance of shares of our common stock in certain events under the terms of a convertible note and warrants that may be issued in connection with a proposed financing.

          |_|     FOR       |_|     AGAINST       |_|     ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 4.

4. To ratify the appointment of Raich Ende Malter & Co. LLP as the independent registered public accounting firm of Ivivi Technologies, Inc. for the fiscal year ending March 31, 2009.

         |_|     FOR       |_|     AGAINST       |_|     ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                               Address Change?   Mark Box |_|
                                               Indicate Changes Below:

                                               ---------------------------------
                                               Dated:__________________

                                               ---------------------------------
                                                            SIGNATURE(S)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS,
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MARCH 31, 2009. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD AND OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2008, INCLUDING FINANCIAL STATEMENTS, ARE AVAILABLE AT OUR WEB SITE AT HTTP://MATERIALS.PROXYVOTE.COM/46589F.